Exhibit 10.1

LIMITED CONSENT AND AMENDMENT NO. 2 TO CREDIT AGREEMENT

THIS LIMITED CONSENT AND AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”), dated September 4, 2008, and effective as of June 30, 2008, is made by and among WORLD FUEL SERVICES CORPORATION, a Florida corporation (“WFS”), WORLD FUEL SERVICES EUROPE, LTD., a corporation organized and existing under the laws of the United Kingdom (“WFS Europe”), and WORLD FUEL SERVICES (SINGAPORE) PTE. LTD., a corporation organized and existing under the laws of Singapore (“WFS Singapore”, and together with WFS and WFS Europe, each a “Borrower” and collectively the “Borrowers”), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States (“Bank of America”), in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and each of the Lenders signatory hereto. Capitalized terms used but not otherwise defined herein have the respective meanings ascribed to them in the Credit Agreement as defined below.

W I T N E S S E T H:

WHEREAS, the Borrowers, Bank of America, as Administrative Agent, Swing Line Lender and L/C Issuer, and the Lenders have entered into that Second Amended and Restated Credit Agreement, dated as of December 21, 2007 (as amended by Amendment No. 1 dated March 26, 2008, as hereby amended and as from time to time hereafter further amended, modified, supplemented, restated, or amended and restated, the “Credit Agreement”), pursuant to which the Lenders have made available to Borrowers a revolving credit facility with a swing line sublimit and a letter of credit sublimit;

WHEREAS, as a condition to making the revolving credit facility available to the Borrowers the Lenders have required that WFS and certain of its Subsidiaries guarantee payment of the Obligations;

WHEREAS, WFS has advised the Administrative Agent that it intends to enter into a Permitted Receivables Facility with HSBC Bank USA, National Association in a maximum principal amount of up to $250,000,000 (the “HSBC Permitted Receivables Facility”);

WHEREAS, WFS has advised the Administrative Agent that to facilitate international business transactions it desires that (1) bankers’ acceptances (“Bankers’ Acceptances”) be permitted to be issued in addition to the Letters of Credit currently allowed under the Credit Agreement and (2) the Letter of Credit Sublimit be increased by $25,000,000;

WHEREAS, WFS has advised the Administrative Agent that it intends to contribute to its Subsidiary, World Fuel Services (Costa Rica) Limitada (“Limitada”), all of the Subsidiary Securities of (1) PetroServicios de Costa Rica SRL, a Costa Rican limited liability company (“PetroServicios”), (2) Casa Petro SRL, a Costa Rican limited liability company (“Casa Petro”) and (3) Atlantic Fuel Services SRL, a Costa Rican limited liability company (“Atlantic Fuel”) owned by WFS (the “Limitada Contribution”) and then merge each of PetroServicios, Casa Petro and Atlantic Fuel with and into Limitada, with Limitada being the sole surviving entity;

WHEREAS, Section 7.05 of the Credit Agreement limits Sales from Qualifying Loan Parties to Non-Qualifying Loan Parties to an aggregate amount not to exceed $5,000,000;

WHEREAS, the Borrowers have requested that the Required Lenders consent to (i) amend certain provisions of the Credit Agreement, including in connection with the HSBC Permitted Receivables Facility and the addition of Bankers’ Acceptances and (ii) the Limitada Contribution;

WHEREAS, the Administrative Agent and the Lenders signatory hereto are willing to effect such consent and amendment on the terms and conditions contained in this Amendment; and

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Limited Consent and Waiver. Subject to the terms and conditions set forth herein, and in reliance upon the representations and warranties of the Borrowers made herein, the Administrative Agent and the Lenders signatory hereto hereby consent to the Limitada Contribution and waive any Default or Event of Default arising under Section 7.05 in connection with the Limitada Contribution so long as (i) the value of the Limitada Contribution does not exceed $7,500,000, and (ii) substantially simultaneously with or prior to the consummation of the Limitada Contribution, Limitada and WFS shall have complied with the requirements set forth in Section 6.10 of the Credit Agreement with respect to Limitada and the Administrative Agent shall have received the documents required thereunder.

The consents and waivers set forth in this Section 1 are limited to the extent specifically set forth above and no other terms, covenants or provisions of the Credit Agreement or any other Loan Document are intended to be affected hereby.

2. Amendments to Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended such that, after giving effect to all such amendments, it shall read in its entirety as attached hereto as Exhibit A.

3. Release. The parties hereto acknowledge and agree that, pursuant to Section 9.10 of the Credit Agreement, the Administrative Agent (on behalf of the Lenders) may simultaneously with the delivery of the documents described in clause (ii) of Section 1 hereof (or thereafter) release any Liens on the Subsidiary Securities of PetroServicios, Casa Petro and Atlantic Fuel owned by WFS prior to the Limitada Contribution to the extent granted to or held by the Administrative Agent under any Loan Document.

4. Effectiveness; Conditions Precedent. The effectiveness of this Amendment and the amendments to the Credit Agreement herein provided are subject to the satisfaction of the following conditions precedent:

(a)	the Administrative Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Administrative Agent:

(i)	counterparts of this Amendment, duly executed by each of the Borrowers, each of the Guarantors, the Administrative Agent, and the Required Lenders; and

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(ii)	such other certificates, instruments and documents as the Administrative Agent shall reasonably request;

(b)	the Borrowers shall have paid to each Lender that approves this Amendment a fee in an amount equal to 5.0 basis points payable on such Lender’s Commitment under the Credit Agreement; and

(c)	unless waived by the Administrative Agent, all fees and expenses payable to the Administrative Agent and the Lenders (including the fees and expenses of counsel to the Administrative Agent to the extent invoiced prior to the date hereof) estimated to date shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

5. Consent and Confirmation of the Guarantors. Each of the Guarantors hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms and ratifies in all respects the Guaranty (including without limitation the continuation of each such Guarantor’s payment and performance obligations thereunder upon and after the effectiveness of this Amendment and the amendments contemplated hereby) and the enforceability of the Guaranty against each Guarantor in accordance with its terms.

6. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrowers represent and warrant to the Administrative Agent and the Lenders as follows:

(a)	The representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date;

(b)	The Persons appearing as Guarantors on the signature pages to this Agreement constitute all Persons who are required to be Guarantors pursuant to the terms of the Credit Agreement and the other Loan Documents, including without limitation all Persons who became Material Subsidiaries or were otherwise required to become Guarantors after the Closing Date, and each of such Persons has become and remains a party to a Guaranty as a Guarantor;

(c)	This Agreement has been duly authorized, executed and delivered by the Borrowers and the Guarantors party hereto and constitutes a legal, valid and binding obligation of such parties, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and

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(d)	No Default or Event of Default has occurred and is continuing.

7. Entire Agreement. This Amendment, together with the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.

8. Full Force and Effect of Amendment. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

9. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, facsimile or other electronic transmission (including .PDF) shall be effective as delivery of a manually executed counterpart of this Amendment.

10. Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of New York.

11. Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

12. References. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby.

13. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Borrowers, the Administrative Agent, the Guarantors, the Lenders and their respective successors and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWERS:

WORLD FUEL SERVICES CORPORATION

By:	/s/ Ira Birns
Name:	Ira Birns
Title:	Executive Vice President/Chief Financial Officer

WORLD FUEL SERVICES EUROPE, LTD.

By:	/s/ Ira Birns
Name:	Ira Birns
Title:	Vice President

WORLD FUEL SERVICES (SINGAPORE) PTE. LTD.

By:	/s/ Francis Lee
Name:	Francis Lee
Title:	Managing Director

PARENT GUARANTOR:

WORLD FUEL SERVICES CORPORATION

By:	/s/ Ira Birns
Name:	Ira Birns
Title:	Executive Vice President/Chief Financial Officer

DOMESTIC GUARANTORS:

WORLD FUEL SERVICES CORPORATE AVIATION SUPPORT SERVICES, INC.
WORLD FUEL SERVICES CANADA, INC.
ADVANCE PETROLEUM, INC.
BASEOPS INTERNATIONAL, INC.
WORLD FUEL SERVICES, INC.
WORLD FUEL SERVICES COMPANY, INC.
KROPP HOLDINGS, INC.

By:	/s/ Ira Birns
Name:	Ira Birns
Title:	Vice President

LIMITED GUARANTOR:

WORLD FUEL SERVICES EUROPE, LTD.

By:	/s/ Ira Birns
Name:	Ira Birns
Title:	Vice President

LIMITED GUARANTORS:

WORLD FUEL SERVICES SINGAPORE, PTE, LTD.
WORLD FUEL SINGAPORE HOLDING COMPANY I PTE. LTD.

By:	/s/ Francis Lee
Name:	Francis Lee
Title:	Managing Director

LIMITED GUARANTORS:

WORLD FUEL SERVICES FINANCE COMPANY, S.A.R.L.
TRAMP OIL & MARINE LTD.

By:	/s/ Peter D. Tonyan
Name:	Peter D. Tonyan
Title:	Director

WORLD FUEL CAYMAN HOLDING COMPANY I, LTD.
WORLD FUEL CAYMAN HOLDING COMPANY III

By:	/s/ Peter D. Tonyan
Name:	Peter D. Tonyan
Title:	Vice President of Finance

LIMITED GUARANTOR: WORLD FUEL SERVICES EUROPEAN HOLDING COMPANY I, LTD.

By:	/s/ Steven A. Scoppetuolo
Name:	Steven A. Scoppetuolo
Title:	Director

LIMITED GUARANTOR: TRANS-TEC SERVICES (UK) LTD.

By:	/s/ Richard Williams
Name:	Richard Williams
Title:	Sole Director

LIMITED GUARANTORS: TRAMP OIL (BRASIL) LTDA.

By:	/s/ Ricardo Gomara
Name:	Ricardo Gomara
Title:	Officer

TOBRAS DISTRIBUIDORA DE COMBUSTIVEIS, LTDA.

By:	/s/ Ricardo Gomara
Name:	Ricardo Gomara
Title:	Manager

LIMITED GUARANTOR: MARINE ENERGY ARABIA CO. (LIMITED LIABILITY COMPANY)

By:	/s/ Malcolm Neil McLean
Name:	Malcolm Neil McLean
Title:	Managing Director

LIMITED GUARANTOR: TRAMP OIL & MARINE (CHILE) S.A.

By:	/s/ Peter D. Tonyan
Name:	Peter D. Tonyan
Title:	Director

LIMITED GUARANTOR: WORLD FUEL SERVICES CHILE S.A.

By:	/s/ Michael Clementi
Name:	Michael Clementi
Title:	Director

LIMITED GUARANTOR: AVCARD SERVICES LIMITED

By:	/s/ Linda Kropp
Name:	Linda Kropp
Title:	Director

LIMITED GUARANTOR: PETRO SERVICIOS DE MEXICO S.A. DE C.V.

By:	/s/ Michael Clementi
Name:	Michael Clementi
Title:	Director

LIMITED GUARANTOR: WORLD FUEL INTERNATIONAL S.R.L.

By:	/s/ Steven A. Scoppetuolo
Name:	Steven A. Scoppetuolo
Title:	Authorized Signatory

LIMITED GUARANTOR: TRANS-TEC INTERNATIONAL S.R.L.

By:	/s/ Steven A. Scoppetuolo
Name:	Steven A. Scoppetuolo
Title:	Managing Director (Gerente)

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Anne Zeschke
Name:	Anne Zeschke
Title:	Vice President

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Jamie Freeman
Name:	Jamie Freeman
Title:	Senior Vice President

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Jose V. Mazeriegos
Name:	Jose V. Mazariegos
Title:	Senior Vice President

REGIONS BANK

By:	/s/ Stephen Hanas
Name:	Stephen Hanas
Title:	Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ John Costa
Name:	John Costa
Title:	Senior Vice President

TD BANK, N.A.

By:	/s/ Gary R. Martz
Name:	Gary R. Martz
Title:	Vice President

RAYMOND JAMES BANK, FSB

By:	/s/ Garrett McKinnon
Name:	Garrett McKinnon
Title:	Vice President

CAROLINA FIRST BANK

By:	/s/ Alan. T. Ennis
Name:	Alan T. Ennis
Title:	Senior Vice President

THE PRIVATEBANK AND TRUST COMPANY

By:	/s/ Jeffrey A. Raider
Name:	Jeffrey A. Raider
Title:	Managing Director

COMERICA BANK

By:	/s/ Gerald R. Finney, Jr.
Name:	Gerald R. Finney, Jr.
Title:	Vice President

CITY NATIONAL BANK OF FLORIDA

By:	/s/ Carol F. Fine
Name:	Carol F. Fine
Title:	Senior Vice President

ISRAEL DISCOUNT BANK OF NEW YORK

By:	/s/ David Keinan
Name:	David Keinan
Title:	Executive Vice President

By:	/s/ Christopher Meade
Name:	Christopher Meade
Title:	Vice President

EXHIBIT A to

Amendment No. 2

Published CUSIP Numbers:

Deal: 98147GAA0

Revolver: 98147GAB8

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of December 21, 2007

as amended by

Amendment No. 1 to Credit Agreement dated March 26, 2008

Amendment No. 2 to Credit Agreement dated September 4, 2008, effective as of June 30, 2008 among

WORLD FUEL SERVICES CORPORATION,

as Borrowing Agent and a Borrower,

WORLD FUEL SERVICES EUROPE, LTD.,

and

WORLD FUEL SERVICES (SINGAPORE) PTE. LTD.

each as a Borrower,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender

and

L/C Issuer,

HSBC BANK USA, NATIONAL ASSOCIATION,

as Syndication Agent and L/C Issuer,

REGIONS BANK, COMMERCE BANK, N.A.,

and WACHOVIA BANK, NATIONAL ASSOCIATION,

as Co-Documentation Agents,

and

The Other Lenders Party Hereto

BANC OF AMERICA SECURITIES LLC

and

HSBC BANK USA, NATIONAL ASSOCIATION,

as

Joint Lead Arrangers and Joint Book Managers

i

ARTICLE V.	REPRESENTATIONS AND WARRANTIES	66

5.01	Organization	66
5.02	Authorization; No Conflict	67
5.03	Validity and Binding Nature	67
5.04	Financial Condition	67
5.05	No Material Adverse Change	67
5.06	Litigation and Contingent Liabilities	67
5.07	Ownership of Properties; Liens	68
5.08	Equity Ownership; Subsidiaries	68
5.09	Pension Plans	68
5.10	Investment Company Act	69
5.11	Regulation U	69
5.12	Solvency, Etc	69
5.13	Environmental Matters	69
5.14	Insurance	70
5.15	Real Property	70
5.16	Information	70
5.17	Intellectual Property	71
5.18	Burdensome Obligations	71
5.19	Labor Matters	71
5.20	No Default	71

ARTICLE VI.	AFFIRMATIVE COVENANTS	71

6.01	Reports, Certificates and Other Information	71
6.02	Books, Records and Inspections	75
6.03	Maintenance of Property; Insurance	75
6.04	Compliance with Laws; Payment of Taxes and Liabilities	76
6.05	Maintenance of Existence, Etc.	76
6.06	Use of Proceeds	76
6.07	Employee Benefit Plans	76
6.08	Environmental Matters	77
6.09	Further Assurances	77
6.10	Additional Guarantors	77
6.11	Creation or Acquisition of Subsidiaries	78
6.12	OFAC/BSA Provision	78
6.13	WFS Americas	78
6.14	Post-Closing Matters	78

ARTICLE VII.	NEGATIVE COVENANTS	78

7.01	Debt	78
7.02	Liens	79
7.03	Operating Leases	80
7.04	Restricted Payments	80
7.05	Acquisitions, Sales	81

7.06	Modification of Organizational Documents	82
7.07	Transactions with Affiliates	82
7.08	Unconditional Purchase Obligations	82
7.09	Inconsistent Agreements	82
7.10	Business Activities	83
7.11	Investments	83
7.12	Fiscal Year	84
7.13	Financial Covenants	84
7.14	Cancellation of Debt	84
7.15	Use of Proceeds	84
7.16	Prepayment of Subordinated Debt	84
7.17	Fundamental Changes	84
7.18	Inactive Subsidiaries	85

ARTICLE VIII.	EVENTS OF DEFAULT AND REMEDIES	85

8.01	Events of Default	85
8.02	Remedies Upon Event of Default	87
8.03	Application of Funds	87

ARTICLE IX.	ADMINISTRATIVE AGENT	89

9.01	Appointment and Authority	89
9.02	Rights as a Lender	89
9.03	Exculpatory Provisions	89
9.04	Reliance by Administrative Agent	90
9.05	Delegation of Duties	90
9.06	Resignation of Administrative Agent	90
9.07	Non-Reliance on Administrative Agent and Other Lenders	91
9.08	No Other Duties, Etc.	92
9.09	Administrative Agent May File Proofs of Claim	92
9.10	Collateral and Guaranty Matters	93
9.11	Secured Bank Product Agreements and Secured Hedging Agreements	93

ARTICLE X.	MISCELLANEOUS	93

10.01	Amendments, Etc.	93
10.02	Notices; Effectiveness; Electronic Communication	95
10.03	No Waiver; Cumulative Remedies	97
10.04	Expenses; Indemnity; Damage Waiver	97
10.05	Payments Set Aside	99
10.06	Successors and Assigns	99
10.07	Register	102
10.08	Treatment of Certain Information; Confidentiality	103
10.09	Right of Setoff	104
10.10	Interest Rate Limitation	105
10.11	Counterparts; Integration; Effectiveness	105
10.12	Survival of Representations and Warranties	105

10.13	Severability	105
10.14	Replacement of Lenders	106
10.15	Governing Law; Jurisdiction; Etc.	107
10.16	Waiver of Jury Trial	107
10.17	No Advisory or Fiduciary Responsibility	108
10.18	USA PATRIOT Act Notice	108

SIGNATURES		S-1

SCHEDULES

1.02(a)	Guarantors
1.02(b)	Material Subsidiaries
1.02(c)	Existing Letters of Credit
2.01	Commitments and Applicable Percentages
5.08	Equity Ownership; Subsidiaries
5.13	Environmental Matters
5.15	Real Property
5.19	Labor Matters
7.01	Existing Debt
7.02	Existing Liens
7.11	Investments
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	Revolving Loan Notice
B	Swing Line Loan Notice
C	Note
D	Compliance Certificate
E	Assignment and Assumption
F-1	Parent Guaranty
F-2	Limited Subsidiary Guaranty
F-3	Unlimited Subsidiary Guaranty
G	Pledge Agreement
H	Opinion Matters
I	Solvency Certificate
J	Bankers’ Acceptance Request

v

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of December 21, 2007, among WORLD FUEL SERVICES CORPORATION, a Florida corporation (“WFS”), WORLD FUEL SERVICES EUROPE, LTD., a corporation organized and existing under the laws of the United Kingdom (“WFS Europe”), and WORLD FUEL SERVICES (SINGAPORE) PTE. LTD., a corporation organized and existing under the laws of Singapore (“WFS Singapore”, and together with WFS and WFS Europe, each a “Borrower” and collectively the “Borrowers”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

RECITALS

WHEREAS, the Borrowers, LaSalle Bank National Association (“LaSalle”) as administrative agent, and the lenders party thereto (the “Existing Lenders”) entered into that certain Amended and Restated Credit Agreement dated as of April 16, 2007 (as amended by First Amendment to Credit Agreement dated October 31, 2007, the “Existing Agreement”).

WHEREAS, pursuant to the Agency Resignation and Appointment Letter (as defined in Section 1.02 hereof), LaSalle has resigned effective as of the date hereof as the “Administrative Agent” under and as defined in the Existing Agreement, and Bank of America has been appointed, and has accepted its appointment, as successor Administrative Agent thereunder, with the consent of the Lenders.

WHEREAS, certain of the Existing Lenders have assigned all of their interests under the Existing Agreement to Bank of America, N.A., substantially simultaneously with the effectiveness hereof; and

WHEREAS, as further provided herein and upon the terms and conditions contained herein, the Lenders and the Administrative Agent have agreed to reallocate the Commitment and Applicable Percentages of each of the Lenders as set forth on Schedule 2.01; and

WHEREAS, the Borrowers have requested that the Existing Agreement be further amended and restated to, among other things, extend and increase the aggregate maximum principal amount of the revolving credit facility, add a swing line loan subfacility, and make certain other changes as set forth herein (the “Restatement”), and the Administrative Agent and the Lenders are willing to make such amendments to the Credit Agreement; and

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.

AMENDMENT AND RESTATEMENT; DEFINITIONS AND ACCOUNTING TERMS

1.01 Amendment and Restatement. In order to facilitate the Restatement and otherwise to effectuate the desires of the Borrowers, the Administrative Agent and the Lenders:

(a) Simultaneously with the date hereof, the parties hereby agree that the Commitments shall be as set forth in Schedule 2.01 and the portion of Loans outstanding under the Existing Agreement shall be reallocated in accordance with such Commitments and the requisite assignments shall be deemed to be made in such amounts by and between the Lenders and from each Lender to each other Lender, with the same force and effect as if such assignments were evidenced by applicable Assignment Agreements (as defined in the Existing Agreement) under the Existing Agreement. Notwithstanding anything to the contrary in Section 15.6 of the Existing Agreement or Section 10.06 of this Agreement, no other documents or instruments, including any Assignment Agreement or any Assignment and Assumption, shall be executed in connection with these assignments (all of which requirements are hereby waived), and such assignments shall be deemed to be made with all applicable representations, warranties and covenants as if evidenced by an Assignment Agreement. On the Closing Date, the Lenders shall make full cash settlement with each other either directly or through the Administrative Agent, as the Administrative Agent may direct or approve, with respect to all assignments, reallocations and other changes in Commitments (as such term is defined in the Existing Agreement) such that after giving effect to such settlements each Lender’s Applicable Percentage shall be as set forth on Schedule 2.01.

(b) The Borrowers, the Administrative Agent, and the Lenders hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Existing Agreement which in any manner govern or evidence the Obligations, the rights and interests of the Administrative Agent and the Lenders and any terms, conditions or matters related to any thereof, shall be and hereby are amended and restated in their entirety by the terms, conditions and provisions of this Agreement, and the terms and provisions of the Existing Agreement, except as otherwise expressly provided herein, shall be superseded by this Agreement.

(c) Notwithstanding this amendment and restatement of the Existing Agreement, including anything in this Section 1.01, and in any related “Loan Documents” (as such term is defined in the Existing Agreement and referred to herein, individually or collectively, as the “Existing Loan Documents”), (i) all of the indebtedness, liabilities and obligations owing by any Person under the Existing Agreement and other Existing Loan Documents shall continue as Obligations hereunder, and (ii) neither the execution and delivery of this Agreement and the Notes and any other Loan Document (as defined herein) nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation of the Existing Agreement or of any of the other Existing Loan Documents or any obligations thereunder.

1.02 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“90% Threshold” has the meaning set forth in the definition of “Guarantor Subsidiaries”.

“Acceptance Credit” means a commercial letter of Credit in which the L/C Issuer engages with the beneficiary of such Letter of Credit to accept a time draft.

“Acceptance Documents” means such general acceptance agreements, applications, certificates and other documents as the L/C Issuer may require in connection with the creation of L/C Issued BAs.

“Account” or “Accounts” is defined in the UCC.

“Account Debtor” is defined in the UCC.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the Capital Securities of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrowing Agent and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agency Resignation and Appointment Letter” shall mean the letter of even date herewith (but taking effect immediately prior to the Closing Date) pursuant to which, in accordance with the terms of the Existing Agreement, (i) LaSalle resigns as administrative agent under the Existing Agreement, (ii) the required lenders thereunder appoint Bank of America as successor administrative agent with the consent of the Borrowers, (iii) Bank of America accepts such appointment, and (iv) such lenders and the Borrowers waive certain provisions under the Existing Agreement pertaining to the giving and receipt of notices with respect to such resignation and appointment.

“Agency Succession Documents” shall mean collectively, (i) the Agency Resignation and Appointment Letter and (ii) such other documents, instruments, certifications and filings as the Administrative Agent may determine to be necessary or advisable to confirm, grant or convey to Bank of America, as successor Agent to LaSalle, all of the rights, titles and interests, including Liens, conferred upon or granted or conveyed to LaSalle as predecessor Administrative Agent under the Existing Agreement.

“Agent Fee Letter” means the fee letter dated as of November 9, 2007, between the Borrowers, the Administrative Agent and BAS.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time. If the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C – BA Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, from time to time, the following percentages per annum, based upon Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by Administrative Agent pursuant to Section 6.01(c):

Applicable Rate

Pricing Level	Consolidated Total Leverage Ratio	Commitment Fee	Applicable Margin for LIBOR Loans and Letter of Credit Fee	Applicable Margin for Base Rate Loans	Applicable Margin for BA Fee
1	Less than 1.25 to 1.00	0.200%	1.000%	0.000%	0.900%
2	Greater than or equal to 1.25 to 1.00 but less than 2.00 to 1.00	0.250%	1.250%	0.250%	1.150%
3	Greater than or equal to 2.00 to 1.00 but less than 2.75 to 1.00	0.300%	1.500%	0.500%	1.400%
4	Greater than or equal to 2.75 to 1.00 but less than 3.50 to 1.00	0.375%	2.000%	1.000%	1.900%
5	Greater than or equal to 3.50 to 1.00	0.375%	2.500%	1.500%	2.400%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Leverage Ratio shall become effective commencing on the fifth (5th) Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.01(c), as the case may be; provided, however, that (i) if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 5 shall apply commencing on the fifth (5th) Business Day following the date such Compliance Certificate was required to have been delivered until the date of delivery, and (ii) subject to the preceding proviso, from the Closing Date to the date of delivery of the Compliance Certificate for the Fiscal Quarter ending December 31, 2007, Pricing Level 1 shall apply.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means BAS and HSBC, in their capacity as joint lead arrangers and joint book managers.

“Asset Disposition” means the sale, lease, assignment or other transfer for value (each, a “Disposition”) by any Loan Party to any Person (other than a Loan Party) of any asset or right of such Loan Party (including, the loss, destruction or damage of any thereof or any actual or threatened (in writing to any Loan Party) condemnation, confiscation, requisition, seizure or taking thereof) other than (a) the Disposition of any asset which is to be replaced, and is in fact replaced, within 30 days with another asset performing the same or a similar function, and (b) the sale or lease of inventory in the ordinary course of business.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination in full of the Aggregate Commitments pursuant to Section 2.06, or (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of each L/C Issuer to make L/C –BA Credit Extensions pursuant to Section 8.02.

“BA Fee” has the meaning specified in Section 2.03(k).

“Bank of America” means Bank of America, N.A. and its successors.

“Bank Product Agreements” means those certain cash management and other service agreements entered into from time to time between any Loan Party and a Lender or its Affiliates in connection with any of the Bank Products.

“Bank Product Bank” means any Person that (a) at the time that it enters into a Bank Product Agreement, is a Lender or an Affiliate of a Lender, or (b) is party to a Bank Product Agreement on the date that such Person or its Affiliate becomes a Lender, in each case in such Person’s capacity as a party to such Bank Product Agreement.

“Bank Products” means any service or facility extended to any Loan Party by any Lender or its Affiliates including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) Hedging Agreements.

“Bankers’ Acceptance” or “BA” means a Clean BA or an L/C Issued BA.

“Bankers’ Acceptance Request” means the written request for the issuance of Clean BAs in the form attached hereto as Exhibit J.

“BAS” means Banc of America Securities LLC and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Base Rate Revolving Loan” means a Revolving Loan that is a Base Rate Loan.

“Borrower” and “Borrowers” have the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Revolving Borrowing or a Swing Line Borrowing, as the context may require.

“Borrowing Agent” means WFS acting in such capacity.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Capital Expenditures” means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of WFS, including expenditures in respect of Capital Leases, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

“Capital Lease” means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

“Capital Securities” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the Closing Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest.

“Cash Collateralize” has the meaning specified in Section 2.03(h).

“Cash Equivalent Investment” means, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Lender or its holding company) rated at least A-1 by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or P-1 by Moody’s Investors Service, Inc., (c) any certificate of deposit, time deposit or banker’s acceptance, maturing not more than one year after such time, or any overnight Federal Funds transaction that is issued or sold by any Lender or its holding company (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000), (d) any repurchase agreement entered into with any Lender (or commercial banking institution of the nature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder, (e) money market accounts or mutual funds which invest exclusively in assets satisfying the foregoing requirements, and (f) other short term liquid investments approved in writing by the Administrative Agent.

“CERCLA” has the meaning specified in Section 5.13(a).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of WFS entitled to vote for members of the board of directors or equivalent governing body of WFS on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of WFS cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

“Clean Bankers’ Acceptance” or “Clean BA” means a negotiable time draft drawn on and accepted by the L/C Issuer pursuant to Section 2.03(a) to finance the purchase of Inventory by a Borrower or to finance freight expenses in connection with the shipment of Inventory by a Borrower.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral Documents” means, collectively, the Pledge Agreement (and any Pledge Joinder Agreement), each UCC financing statement, any control agreement and any other agreement or instrument pursuant to which any Borrower, any Subsidiary or any other Person grants or purports to grant collateral to the Administrative Agent for the benefit of the Lenders securing all or part of the Obligations and any obligation or liability arising under any Secured Hedging Agreement or Secured Bank Product Agreement (as applicable), each of which shall be in form and substance reasonably satisfactory to Administrative Agent.

“Commitment” means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C – BA Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. As of the Closing Date, the aggregate amount of Commitments is $475,000,000.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Computation Period” means each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.

“Consolidated Asset Coverage Amount” means an amount equal to the total of (a) 80% of the unpaid amount of all Eligible Accounts plus (b) 50% of the value of all Eligible Inventory valued at the lower of cost or market plus (c) 100% of the amount, if any, by which cash shown on WFS’s consolidated balance sheet exceeds $15,000,000.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, Consolidated Interest Expense, income tax expense, depreciation and amortization for such period.

“Consolidated Funded Debt” means, as to any Person, all Debt of such Person (other than Debt under Permitted Receivables Facilities) determined on a consolidated basis that matures more than one year from the date of its creation (or is renewable or extendible, at the option of such Person, to a date more than one year from such date).

“Consolidated Interest Coverage Ratio” means, for any Computation Period, the ratio of (a) Consolidated EBITDA for such Computation Period less Capital Expenditures for such Computation Period to (b) cash Consolidated Interest Expense for such Computation Period.

“Consolidated Interest Expense” means for any period the consolidated interest expense of WFS and its Subsidiaries for such period (including all imputed interest on Capital Leases).

“Consolidated Net Income” means, with respect to WFS and its Subsidiaries for any period, the net income (or loss) of WFS and its Subsidiaries determined on a consolidated basis for such period, excluding any gains from Asset Dispositions, any extraordinary gains and any gains from discontinued operations.

“Consolidated Net Worth” means, with respect to WFS and its Subsidiaries, consolidated assets less consolidated liabilities, all as determined pursuant to GAAP applied on a basis consistent with the financial statements delivered pursuant to Section 6.01(a) and Section 6.01(b).

“Consolidated Senior Debt” means Consolidated Total Debt which does not constitute Subordinated Debt.

“Consolidated Senior Leverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of (a) Consolidated Senior Debt (less 100% of the amount, if any, by which the average daily cash balance for the three-month period ending on the date of determination thereof exceeds $15,000,000) as of such day to (b) Consolidated EBITDA for the Computation Period ending on such day.

“Consolidated Total Debt” means all Debt of WFS and its Subsidiaries (other than Debt under Permitted Receivables Facilities), determined on a consolidated basis, excluding (a) contingent obligations in respect of Contingent Liabilities (except with respect to standby letters of credit issued for the account of a Loan Party), including contingent (as opposed to direct) obligations under surety and performance bonds), (b) Hedging Obligations and (c) Debt of WFS to Subsidiaries and Debt of Subsidiaries to WFS or to other Subsidiaries.

“Consolidated Total Leverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of (a) Consolidated Total Debt (less 100% of the amount, if any, by which the average daily cash balance for the three-month period ending on the date of determination thereof exceeds $15,000,000) as of such day to (b) Consolidated EBITDA for the Computation Period ending on such day.

“Contingent Liability” means, with respect to any Person, each obligation and liability of such Person and all such obligations and liabilities of such Person incurred pursuant to any agreement, undertaking or arrangement by which such Person: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby. Notwithstanding anything to the contrary herein, Contingent Liabilities shall not include guarantees by the Borrowers of obligations of their Subsidiaries.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Group” means all members of a controlled group of corporations, all members of a controlled group of trades or businesses (whether or not incorporated) under common control and all members of an affiliated service group which, together with the Borrowers or any of their Subsidiaries, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C – BA Credit Extension.

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person, (b) all borrowed money of such Person, whether or not evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (d) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (e) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person; provided that if such Person has not assumed or otherwise become liable for such indebtedness, such indebtedness shall be measured at the fair market value of such property securing such indebtedness at the time of determination, (f) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person (including the Letters of Credit and Bankers’ Acceptances), (g) all Hedging Obligations of such Person, (h) all Contingent Liabilities of such Person and (i) all Debt of any partnership of which such Person is a general partner. Notwithstanding anything to the contrary herein, Debt shall not include intercompany accounts receivable and accounts payable arising in the ordinary course of business.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees and BA Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees and BA Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Revolving Loans, participations in L/C – BA Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder unless such failure has been cured, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute or unless such failure has been cured, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Direct Foreign Subsidiary” means a Foreign Subsidiary a majority of whose Voting Securities, or a majority of whose Subsidiary Securities, are directly owned by WFS or a Domestic Subsidiary of WFS.

“Disposal” (or “Disposed”) has the meaning specified in RCRA; provided that in the event RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment; and provided, further, that to the extent that the laws of a state wherein any affected property lies establish a meaning for “Disposal” which is broader than is specified in RCRA, such broader meaning shall apply.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Eligible Account” means an Account owing to any Borrower or any Subsidiary which meets each of the following requirements:

(a) it arises from the sale or lease of goods or the rendering of services which have been fully performed by any Borrower or the applicable Subsidiary; and if it arises from the sale or lease of goods, (i) such goods comply with such Account Debtor’s specifications (if any) and have been delivered to such Account Debtor and (ii) any Borrower or the applicable Subsidiary has possession of, or if requested by the Administrative Agent has delivered to the Administrative Agent, delivery receipts evidencing such delivery;

(b) it is not subject to any assignment, claim or Lien;

(c) it is a valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto, and is not subject to the fulfillment of any condition whatsoever or any counterclaim, credit, allowance, discount, rebate or adjustment by the Account Debtor with respect thereto, or to any claim by such Account Debtor denying liability thereunder in whole or in part and the Account Debtor has not refused to accept and/or has not returned or offered to return any of the goods or services which are the subject of such Account;

(d) there is no bankruptcy, insolvency or liquidation proceeding pending by or against the Account Debtor with respect thereto;

(e) it is not an Account arising from a “sale on approval,” “sale or return,” “consignment” or “bill and hold” or subject to any other repurchase or return agreement;

(f) it is not an Account with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by any Borrower or any Subsidiary (or by any agent or custodian of a Borrower or a Subsidiary) for the account of or subject to further and/or future direction from the Account Debtor with respect thereto;

(g) it arises in the ordinary course of business of a Borrower or the applicable Subsidiary;

(h) if the Account Debtor is the United States or any department, agency or instrumentality thereof, a Borrower or the applicable Subsidiary shall, if requested by the Administrative Agent, assign its right to payment of such Account to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, and evidence (satisfactory to the Administrative Agent) of such assignment shall be delivered to the Administrative Agent;

(i) if a Borrower maintains a credit limit for an Account Debtor, the aggregate dollar amount of Accounts due from such Account Debtor, including such Account, does not exceed such credit limit;

(j) if the Account is evidenced by chattel paper or an instrument, the originals of such chattel paper or instrument shall, if requested by the Administrative Agent, be endorsed and/or assigned and delivered to the Administrative Agent or, in the case of electronic chattel paper, shall be in the control of the Administrative Agent, in each case in a manner satisfactory to the Administrative Agent;

(k) such Account is evidenced by an invoice delivered to the related Account Debtor and is not more than (i) 90 days past the due date thereof or (ii) 120 days past the original invoice date thereof, in each case according to the original terms of sale;

(1) the Account Debtor with respect thereto is not a Borrower or an Affiliate of a Borrower;

(m) it is not owed by an Account Debtor with respect to which 25% or more of the aggregate amount of outstanding Accounts owed at such time by such Account Debtor is classified as ineligible under clause (k) of this definition;

(n) if the aggregate amount of all Accounts owed by the Account Debtor thereon exceeds 25% of the aggregate amount of all Accounts at such time, then all Accounts owed by such Account Debtor in excess of such amount shall be deemed ineligible; and

(o) it is otherwise not unacceptable to the Administrative Agent in its reasonable discretion for any other reason.

An Account, which is at any time an Eligible Account, but which subsequently, fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account. Further, with respect to any Account, if the Administrative Agent or the Required Lenders at any time hereafter determine in its or their discretion that the prospect of payment or performance by the Account Debtor with respect thereto is materially impaired for any reason whatsoever, such Account shall cease to be an Eligible Account after notice of such determination is given to the Borrowing Agent.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Eligible Inventory” means Inventory of any Borrower or any Subsidiary which meets each of the following requirements:

(a) it is not subject to any assignment, claim or Lien;

(b) it is salable and not slow moving, obsolete or discontinued;

(c) it is not Inventory produced in violation of the Fair Labor Standards Act and subject to the “hot goods” provisions contained in Title 29 U.S.C. §215;

(d) it is located in the United States or in any territory or possession of the United States that has adopted Article 9 of the Uniform Commercial Code;

(e) it is not held by a Borrower or any Subsidiary on consignment;

(f) it is not “work-in-progress” Inventory;

(g) it is not supply items or packaging;

(h) it is not identified to any purchase order or contract to the extent progress or advance payments are received with respect to such Inventory;

(i) it does not breach any of the representations, warranties or covenants pertaining to Inventory set forth in the Loan Documents; and

(j) the Administrative Agent shall not have determined in its reasonable discretion that it is unacceptable due to age, type, category, quality, quantity and/or any other reason whatsoever.

Inventory which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory.

“Environmental Claims” means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for Release of Hazardous Substances or injury to the environment.

“Environmental Laws” means all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, Release, threatened Release, control or cleanup of any Hazardous Substance.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Substance, (c) exposure to any Hazardous Substance, (d) the Release or threatened Release of any Hazardous Substance into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Eurodollar Rate” means, for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Eurodollar Rate Loan” means a Revolving Loan that bears interest at a rate based on the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrowers under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 3.01(a), and (d) any net income taxes that would not have been imposed but for a connection between such person and the jurisdiction imposing such taxes (other than a connection arising solely by reason of this Agreement).

“Existing Agreement” has the meaning specified in the Recitals hereto.

“Existing Letters of Credit” means those letters of credit set forth on Schedule 1.02(c).

“Existing Loan Documents” has the meaning specified in Section 1.01(b).

“Existing Obligations” has the meaning specified in Section 1.01(b).

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Borrowers shall have permanently terminated the credit facility under the Loan Documents by final payment in full of all Outstanding Amounts, together with all accrued and unpaid interest and fees thereon, other than (i) the undrawn portion of Letters of Credit, (ii) the aggregate face amount of all outstanding Bankers’ Acceptances and (iii) all Letter of Credit Fees and BA Fees relating thereto accruing after such date (which fees shall be payable solely for the account of the applicable L/C Issuer and shall be computed (based on interest rates and the Applicable Rates then in effect) on such undrawn amounts to the respective expiry dates of the Letters of Credit and on such aggregate face amount of Bankers’ Acceptances to the respective maturity dates thereof), that have, in each case, been fully Cash Collateralized or as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the applicable L/C Issuer shall have been made; (b) all Commitments shall have terminated or expired; (c) the obligations and liabilities of the Borrowers and each other Loan Party under all Secured Bank Product Agreements and Secured Hedging Agreements shall have been fully, finally and irrevocably paid and satisfied in full and the Secured Bank Product Agreements and Secured Hedging Agreements shall have expired or been terminated, or other arrangements satisfactory to the counterparties shall have been made with respect thereto; and (d) the Borrowers and each other Loan Party shall have fully, finally and irrevocably paid and satisfied in full all of their respective obligations and liabilities arising under the Loan Documents, including with respect to the Borrowers and the Obligations (except for future obligations consisting of continuing indemnities and other contingent Obligations of any Borrower or any other Loan Party that may be owing to the Administrative Agent, any of its Related Parties or any Lender pursuant to the Loan Documents and expressly survive termination of the Credit Agreement or any other Loan Document).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letters” means each of the Agent Fee Letter and the Joint Fee Letter.

“Fiscal Quarter” means a fiscal quarter of a Fiscal Year.

“Fiscal Year” means the fiscal year of WFS and its Subsidiaries, which period shall be the 12-month period ending on December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., “Fiscal Year 2007”) refer to the Fiscal Year ending on December 31 of such calendar year.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which any Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means a Subsidiary other than a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor Subsidiaries” means, collectively, all Material Subsidiaries, provided, however, in the event that all the Material Subsidiaries on a consolidated basis do not have total assets (including equity interests in other Subsidiaries and excluding investments that are eliminated in consolidation) which, in the aggregate and together with the total assets of WFS, represent ninety percent (90%) or more of the total assets of WFS and its Subsidiaries on a consolidated basis, as of the end of the most recently completed Fiscal Year (the “90% Threshold”), then the Borrowing Agent shall identify Domestic Subsidiaries to be additional Guarantor Subsidiaries until the 90% Threshold is satisfied collectively by all Guarantor

Subsidiaries, and in the event the addition of all Domestic Subsidiaries does not result in satisfaction of the 90% Threshold by such then designated Guarantor Subsidiaries, the Borrowing Agent shall also identify Foreign Subsidiaries to be additional Guarantor Subsidiaries until the 90% Threshold is satisfied collectively by all Guarantor Subsidiaries. Once a Domestic Subsidiary or a Foreign Subsidiary becomes a Guarantor Subsidiary, it shall continue to constitute a Guarantor Subsidiary throughout the term of this Agreement.

“Guarantors” means WFS and the Subsidiary Guarantors or any of them, as the context may require.

“Guaranty” means the Parent Guaranty, the Limited Subsidiary Guaranty and the Unlimited Subsidiary Guaranty or any of them, as the context may require.

“Guaranty Joinder Agreements” means the Limited Subsidiary Guaranty Joinder Agreements and the Unlimited Subsidiary Guaranty Joinder Agreements or any of them, as the context may require.

“Hazardous Substances” means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, radon gas and mold; (b) any chemicals, materials, pollutant or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous substances”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or Release of which is prohibited, limited or regulated by any governmental authority or for which any duty or standard of care is imposed pursuant to, any Environmental Law.

“Hedge Bank” means any Person that (a) at the time that it enters into any interest rate Hedging Agreement, is a Lender or an Affiliate of a Lender, or (b) is party to an interest rate Hedging Agreement on the date that such Person or its Affiliate becomes a Lender, in each case in such Person’s capacity as a party to such Hedging Agreement.

“Hedging Agreement” means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

“Hedging Obligation” means, with respect to any Person, any liability of such Person under any Hedging Agreement. The amount of any Person’s obligation in respect of any Hedging Obligation shall be deemed to be the incremental obligation that would be reflected in the financial statements of such Person in accordance with GAAP.

“HSBC” means HSBC Bank USA, National Association and its successors.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each calendar quarter and the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date 7 days, 14 days or one, two, three, six or, if consented to by all the Lenders, nine months thereafter, as selected by the Borrowing Agent in its Revolving Loan Notice; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date.

“Inventory” is defined in the UCC.

“Investment” means, with respect to any Person, any investment in another Person, whether by acquisition of any debt or Capital Security, by making any loan or advance, by becoming obligated with respect to a Contingent Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business) or by making an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRC” means IRC Oil Technics, Inc., a Delaware corporation.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means (i) with respect to any Letter of Credit or Acceptance Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and the Borrowing Agent or in favor of the applicable L/C Issuer and relating to any such Letter of Credit or Acceptance Credit and (ii) with respect to any Clean BA, the Bankers’ Acceptance Request made by the Borrowing Agent to the applicable L/C Issuer relating to any such Clean BA.

“Joint Fee Letter” means the fee letter dated as of November 9, 2007, between the Borrowers, the Administrative Agent and the Arrangers.

“LaSalle” has the meaning specified in the Recitals hereto.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C – BA Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C – BA Borrowing in accordance with its Applicable Percentage.

“L/C – BA Borrowing” means an extension of credit resulting from (i) a drawing under any Letter of Credit (other than an Acceptance Credit) or (ii) a payment of a Bankers’ Acceptance upon presentation, in each case which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing.

“L/C – BA Credit Extension” means, with respect to any Letter of Credit or Bankers’ Acceptance, the issuance thereof or, in the case of Letters of Credit, the extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C – BA Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit, plus the sum of the maximum aggregate amount which is, or at any time thereafter may become, payable by the L/C Issuers under all then-outstanding Bankers’ Acceptances, plus the aggregate of all Unreimbursed Amounts, including all L/C – BA Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Issued BA” means a negotiable time draft, drawn by the beneficiary under an Acceptance Credit and accepted by the L/C Issuer under presentation of documents by the beneficiary of an Acceptance Credit pursuant to Section 2.03 hereof, in the standard form for bankers’ acceptances of the L/C Issuer.

“L/C Issuer” means either or both of Bank of America and HSBC (and with respect to Existing Letters of Credit, LaSalle), as the context shall require, or whichever of them shall be applicable, each in its capacity as issuer of Letters of Credit and Bankers’ Acceptances hereunder, or any successor issuer or issuers of Letters of Credit or Bankers’ Acceptances hereunder.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrowing Agent and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit (including an Acceptance Credit) or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer and, in the case of any Acceptance Credit, shall include the related Acceptance Documents.

“Letter of Credit – BA Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(j).

“Letter of Credit – BA Sublimit” means an amount equal to $125,000,000. The Letter of Credit – BA Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Limited Subsidiary Guaranty” means that certain Amended and Restated Limited Guaranty Agreement executed by WFS Europe, WFS Singapore and certain other Foreign Subsidiaries in favor of the Lenders, substantially in the form of Exhibit F-2, as supplemented from time to time by execution and delivery of Limited Subsidiary Guaranty Joinder Agreements pursuant to Section 6.10.

“Limited Subsidiary Guaranty Joinder Agreement” means each Limited Subsidiary Guaranty Joinder Agreement, substantially in the form thereof attached to the Limited Subsidiary Guaranty, executed and delivered by a Foreign Subsidiary to the Administrative Agent pursuant to Section 6.10.

“Loan” means an extension of credit by a Lender to the Borrowers under Article II in the form of a Revolving Loan or a Swing Line Loan.

“Loan Documents” means this Agreement, each Note, each Issuer Document, the Fee Letters, the Agency Succession Documents, the Parent Guaranty, the Limited Subsidiary Guaranty (including each Limited Subsidiary Guaranty Joinder Agreement), the Unlimited Subsidiary Guaranty (including each Unlimited Subsidiary Guaranty Joinder Agreement), the Collateral Documents, the Subordination Agreements (if any) and all other instruments and documents heretofore or hereafter executed or delivered by a Loan Party to or in favor of any Lender or the Administrative Agent in connection with the Loans made and transactions contemplated by this Agreement.

“Loan Parties” means, collectively, the Borrowers, the Guarantors and the Subsidiaries pledging collateral to the Administrative Agent for the benefit of the Lenders.

“Margin Stock” means any “margin stock” as defined in Regulation U.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business, properties or prospects of the Loan Parties taken as a whole, (b) a material impairment of the ability of any Loan Party to perform any of the Obligations under any Loan Document or (c) a material adverse effect upon any substantial portion of the collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document.

“Material Subsidiary” means a Subsidiary (other than any Special Purpose Finance Subsidiary) that has total assets (including equity interests in other Subsidiaries and excluding investments that are eliminated in consolidation) of equal to or greater than five percent (5%) of the total assets of WFS and its Subsidiaries, on a consolidated basis, as of the end of the most recently completed Fiscal Year.

“Maturity Date” means December 21, 2012; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next Business Day.

“Multiemployer Pension Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which a Borrower or any other member of the Controlled Group may have any liability.

“Non-Qualifying Loan Party” means a Loan Party that is not a Qualifying Loan Party.

“Note” means a second amended and restated promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Bankers’ Acceptance, Secured Bank Product Agreement or Secured Hedging Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. “Obligations” includes, without limitation, all “Obligations” under the Existing

Agreement that are outstanding on the Closing Date. Notwithstanding anything to the contrary contained in any Loan Document, the Obligations of WFS Europe and WFS Singapore shall not include Loans made to, or Letters of Credit or Bankers’ Acceptances issued for the account of, WFS; provided, however, for the sake of clarity, the Obligations of WFS shall include Loans made to, and Letters of Credit and Bankers’ Acceptances issued for the account of, WFS Europe and WFS Singapore. The Obligations of WFS Europe and WFS Singapore for Loans advanced and Letters of Credit and Bankers’ Acceptances issued for the account of either WFS Europe or WFS Singapore shall be joint and several.

“OFAC” has the meaning specified in Section 6.11.

“Operating Lease” means any lease of (or other agreement conveying the right to use) any real or personal property by any Loan Party, as lessee, other than any Capital Lease.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Originators” means any Borrower and/or any of its Subsidiaries in their respective capacities as parties to any documents related to any Permitted Receivables Facility, as sellers or transferors of, or grantors of a security interest in, any receivables and Related Rights and Property in connection with a Permitted Receivables Facility.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (i) with respect to Revolving Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C – BA Obligations on any date, the amount of such L/C – BA Obligations on such date after giving effect to any L/C – BA Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C – BA Obligations as of such date, including as a result of any reimbursements by any Borrower of Unreimbursed Amounts.

“Parent Guaranty” means that certain Amended and Restated Parent Guaranty executed by WFS in favor of the Lenders, substantially in the form of Exhibit F-1.

“Participant” has the meaning specified in Section 10.06(d).

“PCAOB” means the Public Company Accounting Oversight Board.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA or the minimum funding standards of ERISA (other than a Multiemployer Pension Plan), and as to which any Borrower or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Permitted Receivables Facility” means any transaction or series of transactions involving the sale, financing or factoring of, or similar transaction involving, accounts receivable (and Related Rights and Property) so long as the Debt thereunder and other payment obligations with respect thereto are nonrecourse to the Borrowers and their respective Subsidiaries (other than any Special Purpose Finance Subsidiary), other than limited recourse provisions that are customary for transactions of such type and do not have the effect of creating a Contingent Liability regarding the repayment of any such Debt or limiting the loss or credit risk of lenders or purchasers with respect to payment or performance by the obligors of the accounts receivable so transferred (other than provisions requiring an Originator to repurchase receivables and which are customary for transactions of such type); provided, that (i) the Administrative Agent shall have approved such transaction, such approval not to be unreasonably withheld or delayed (ii) no Default or Event of Default exists or will exist after giving effect thereto on a pro forma basis, (iii) after giving effect to each such transaction on a pro forma basis, the Borrowers shall be in compliance with the Consolidated Asset Coverage Ratio set forth in Section 7.13(e), and (iv) the aggregate amount of accounts receivable at any time subject to Permitted Receivables Facilities shall not exceed the lesser of (i) $250,000,000 or (ii) an amount equal to 15% of all outstanding accounts receivable of WFS and its Subsidiaries at such time.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Platform” has the meaning specified in Section 6.01.

“Pledge Agreement” means that certain Amended and Restated Securities Pledge Agreement among WFS and certain of its Domestic Subsidiaries in favor of the Administrative Agent for the benefit of the Secured Parties substantially in the form of Exhibit G hereto, as supplemented from time to by the execution and delivery of Pledge Joinder Agreements pursuant to Section 6.10, as the same may be otherwise supplemented (including by Pledge Agreement Supplement).

“Pledge Agreement Supplement” means, with respect to the Pledge Agreement, the Pledge Agreement Supplement in the form affixed as an Exhibit to the Pledge Agreement.

“Pledged Interests” means (i) the Subsidiary Securities of each of the existing or hereafter organized or acquired Domestic Subsidiaries of the Borrowers that are Guarantors or are Domestic Subsidiaries of Guarantors (other than IRC, Resource Recovery and WFS Americas);

and (ii) 65% of the Voting Securities of (or if the relevant Person shall own less than 65% of such Voting Securities, then 100% of the Voting Securities owned by such Person so long as the aggregate amount of such Voting Securities pledged by WFS and its Affiliates does not exceed 65% of the aggregate amount of such Voting Securities of) and 100% of the nonvoting Subsidiary Securities of each of the existing or hereafter organized or acquired Direct Foreign Subsidiaries of WFS or any of its Domestic Subsidiaries.

“Pledge Joinder Agreement” means each Pledge Joinder Agreement, substantially in the form thereof attached to the Pledge Agreement, executed and delivered by each Borrower or a Subsidiary, as applicable, to the Administrative Agent pursuant to Section 6.10 hereof or otherwise.

“Public Lender” has the meaning specified in Section 10.06(c).

“Qualifying Loan Party” means a Loan Party with express direct or contingent unlimited liability with respect to all Obligations under the express terms of the Loan Documents.

“RCRA” has the meaning specified in Section 5.13(a).

“Register” has the meaning specified in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Related Rights and Property” means, in connection with any receivable that is the subject of a Permitted Receivables Facility, (a) all of the applicable Originator’s interest in all goods represented by such receivable and in all goods returned by, or reclaimed, repossessed, or recovered from, the account debtor in respect of such receivable; (b) all of the applicable Originator’s books, records, computer tapes, programs, and ledger books arising from or relating to such receivable; (c) all of the applicable Originator’s rights in and to (but not its obligations under) the contract or agreement, in whatever form, which gave rise to such receivable; (d) all “accounts”, “instruments”, “general intangibles”, “documents”, “chattel paper”, and “letter of credit rights” (as each such term is defined in the applicable Uniform Commercial Code) related to such receivable; (e) all of the collections or payments received and all of the applicable Originator’s rights to receive payment and collections on such receivable; (f) all of the applicable Originator’s rights as an unpaid lienor or vendor of such goods; (g) all of the applicable Originator’s rights of stoppage in transit, replevin, and reclamation relating to such goods or such receivable; (h) all of the applicable Originator’s rights in and to all security for such goods or the payment of such receivable and guaranties thereof; (i) any collections or casualty insurance proceeds or proceeds from any trade receivables or other insurance collected or paid on account of such receivable or any of the foregoing; (j) all of the applicable Originator’s rights against third parties with respect thereto; and (k) all other rights with respect to such receivable customarily pledged pursuant to receivables financings, factorings or securitizations.

“Release” has the meaning specified in CERCLA; provided that in the event CERCLA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment; and provided, further, that to the extent that the laws of a state wherein any affected property lies establish a meaning for “Release” which is broader than is specified in CERCLA, such broader meaning shall apply.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued thereunder as to which the PBGC has not waived the notification requirement of Section 4043(a), or the failure of a Pension Plan to meet the minimum funding standards of Section 412 of the Code (without regard to whether the Pension Plan is a plan described in Section 4021(a)(2) of ERISA) or under Section 302 of ERISA.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Revolving Loans, a Revolving Loan Notice, (b) with respect to an L/C – BA Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C – BA Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C – BA Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Resource Recovery” means Resource Recovery of America, a Florida corporation.

“Responsible Officer” means the chief executive officer, the chief financial officer, the chief operating officer, the treasurer, a vice president or a director of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party or the Borrowing Agent on behalf of such Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Capital Security of a Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Capital Security, or on account of any return of capital to such Borrower’s stockholders, partners or members (or the equivalent Person thereof).

“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period, made by each of the Lenders pursuant to Section 2.01.

“Revolving Loan” has the meaning specified in Section 2.01.

“Revolving Loan Notice” means a notice of (a) a Revolving Borrowing, (b) a conversion of Revolving Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Sale” or “Sell” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Bank Product Agreement” means any Bank Product Agreement that is entered into by and between any Loan Party and any Bank Product Bank.

“Secured Hedging Agreement” means any interest rate Hedging Agreement permitted under Article VII that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Parties” means, collectively, with respect to each of the Collateral Documents, the Administrative Agent, the Lenders, and each Affiliate of a Lender that is party to a Bank Product Agreement or a Hedging Agreement.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

“Special Purpose Finance Subsidiary” means any Subsidiary of WFS created solely for the purposes of, and whose sole activity shall consist of, acquiring and financing accounts receivable of WFS and its Subsidiaries pursuant to a Permitted Receivables Facility.

“Subordinated Debt” means any unsecured Debt of the Borrowers which has subordination terms, covenants, pricing and other terms which have been approved in writing by the Administrative Agent.

“Subordination Agreements” means all subordination agreements executed by a holder of Subordinated Debt in favor of the Administrative Agent and the Lenders from time to time after the Closing Date.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrowers.

“Subsidiary Guarantors” means collectively, all Guarantor Subsidiaries of the Borrower executing a Guaranty on the Closing Date and all other Guarantor Subsidiaries that enter into a Guaranty Joinder Agreement pursuant to Section 6.10.

“Subsidiary Securities” means the Capital Securities issued by or equity participations in any Subsidiary, whether or not constituting a “security” under Article 8 of the Uniform Commercial Code as in effect in any jurisdiction.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $20,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Event” means, with respect to a Pension Plan that is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of a Borrower or any other member of the Controlled Group from such Pension Plan during a plan year in which a Borrower or any other member of the Controlled Group was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA, (c) the termination of such Pension Plan, the filing of a notice of intent to terminate the Pension Plan or the treatment of an amendment of such Pension Plan as a termination under Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Pension Plan or (e) any event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Pension Plan.

“Threshold Amount” means $10,000,000.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C – BA Obligations.

“Total Plan Liability” means, at any time, the present value of all vested and unvested accrued benefits under all Pension Plans, determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.

“Type” means, with respect to a Revolving Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UK Loan Parties” means, collectively, WFS Europe, World Fuel Services European Holding Company I, Ltd., Trans-Tec Services (UK), Ltd. and Tramp Oil & Marine Limited.

“Unfunded Liability” means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Pension Plans exceeds the fair market value of all assets allocable to those benefits, all determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.

“United States” and “U.S.” mean the United States of America.

“Unlimited Subsidiary Guaranty” means that certain Amended and Restated Unlimited Guaranty Agreement executed by certain Domestic Subsidiaries in favor of the Lenders, substantially in the form of Exhibit F-3, as supplemented from time to time by execution and delivery of Unlimited Subsidiary Guaranty Joinder Agreements pursuant to Section 6.10.

“Unlimited Subsidiary Guaranty Joinder Agreement” means each Unlimited Subsidiary Guaranty Joinder Agreement, substantially in the form thereof attached to the Unlimited Subsidiary Guaranty, executed and delivered by a Domestic Subsidiary to the Administrative Agent pursuant to Section 6.10.

“Unreimbursed Amount” has the meaning specified in Section 2.03(d)(i).

“Voting Securities” means Capital Securities issued by any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Waiver Period” means the period commencing on the Closing Date and ending on March 31, 2008.

“WFS” has the meaning specified in the Preamble.

“WFS Americas” means World Fuel Services America, Inc., a Delaware corporation.

“WFS Europe” has the meaning specified in the Preamble.

“WFS Singapore” has the meaning specified in the Preamble.

“Wholly-Owned Subsidiary” means, as to any Person, a Subsidiary all of the Capital Securities of which (except directors’ qualifying Capital Securities) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.

1.03 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.04 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations and related defined terms) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited annual financial statements for the Fiscal Year ended December 31, 2006, except as otherwise specifically prescribed herein.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowing Agent or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowing Agent shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowing Agent shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Borrowers and their Subsidiaries or to the determination of any amount for the Borrowers and their Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrowers are required to consolidate pursuant to FASB Interpretation No. 46 – Consolidation of Variable Interest Entities: an interpretation of ARB No. 51 (January 2003) as if such variable interest entity were a Subsidiary as defined herein.

1.05 Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.07 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II.

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Revolving Loans; Credit Extensions.

(a) Revolving Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Revolving Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C – BA Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b) Credit Extensions; Obligations. For sake of clarity the Borrowing Agent (on behalf of any Borrower) may request Revolving Loans and/or Letters of Credit and Bankers’ Acceptances hereunder; provided that the Total Outstandings shall not at any time exceed the Aggregate Commitments; provided, further, however, (i) that any Revolving Loan and/or Letter of Credit or Bankers’ Acceptance provided for hereunder that will ultimately benefit WFS Europe, WFS Singapore or any Guarantor designated as a limited Guarantor on Schedule 1.02(a), must be initially issued or advanced to WFS Europe or WFS Singapore, and (ii) no Revolving Loan and/or Letter of Credit or Bankers’ Acceptance provided for hereunder that will ultimately benefit WFS Europe, WFS Singapore or any Guarantor designated as a limited Guarantor on Schedule 1.02(a) shall be initially issued or advanced to WFS. The liability of each Borrower with respect to the Obligations shall be as set forth in the definition of Obligations in Section 1.02 hereof.

2.02 Borrowings, Conversions and Continuations of Revolving Loans.

(a) Each Revolving Borrowing, each conversion of Revolving Loans from one Type to the other, and each continuation of Eurodollar Rate Loans, in each case regardless of the Borrower to which it applies, shall be made upon the Borrowing Agent’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than (i) 11:00 a.m. three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Revolving Loans, and (ii) 1:00 p.m. on the requested date of any Borrowing of Base Rate Revolving Loans; provided, however, that if the Borrowing Agent wishes to request Eurodollar Rate Loans having an Interest Period other than 7 days, 14 days, one, two, three or six months in duration as provided in the definition of “Interest Period”, the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon (x) the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them, and (y) not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrowing Agent (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each telephonic notice by the Borrowing Agent pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Revolving Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrowing Agent. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(d) and 2.04(c), each Borrowing of or conversion to Base Rate Revolving Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Revolving Loan Notice (whether telephonic or written) shall specify (i) whether the Borrowing Agent is requesting a Revolving Borrowing, a conversion of Revolving Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) for which Borrower, which may include the Borrowing Agent, such request is being made, (iii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iv) the principal amount of Revolving Loans to be borrowed, converted or continued, (v) the Type of Revolving Loans to be borrowed or to which existing Revolving Loans are to be converted, and (vi) if applicable, the duration of the Interest Period with respect thereto. If the Borrowing Agent fails to specify a Type of Revolving Loan in a Revolving Loan Notice or if the Borrowing Agent fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Loans shall be made as, or converted to, Base Rate Loans. If the Borrowing Agent fails to specify a Borrower in a Revolving Loan Notice, then the Borrowing Agent shall be the applicable Borrower for such requested Borrowing. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrowing Agent requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Revolving Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b) Following receipt of a Revolving Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Revolving Loans, and if no timely notice of a conversion or continuation is provided by the Borrowing Agent, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Revolving Borrowing, each Lender shall make the amount of its Revolving Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 noon on the Business Day specified in the applicable Revolving Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrowing Agent; provided, however, that if, on the date the Revolving Loan Notice with respect to such Borrowing is given by the Borrowing Agent, there are L/C – BA Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C – BA Borrowings, and second, shall be made available to the applicable Borrower as provided above.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d) The Administrative Agent shall promptly notify the Borrowing Agent and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrowing Agent and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Revolving Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than five Interest Periods in effect with respect to Revolving Loans.

2.03 Letters of Credit.

(a) The Letter of Credit – BA Commitment.

(i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit – BA Expiration Date, to issue Letters of Credit and Clean BAs for the account of any Borrower or a Subsidiary, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, (2) to honor drawings under the Letters of Credit and to make payments under Bankers’ Acceptances; and (3) with respect to Acceptance Credits, to create L/C Issued BAs in accordance with the terms thereof and hereof, and (B) the Lenders severally agree to participate in Letters of Credit and Bankers’ Acceptances issued for the account of the applicable Borrower or applicable Subsidiary and any drawings or payments thereunder; provided that (A) after giving effect to any L/C – BA Credit Extension, (x) the Total Outstandings shall not exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C – BA Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, and (z) the Outstanding Amount of the L/C – BA Obligations shall not exceed the Letter of Credit – BA Sublimit and (B) as to Clean BAs and Acceptance Credits, the Bankers’ Acceptance created or to be created thereunder shall be an eligible bankers’ acceptance under Section 13 of the Federal Reserve Act (12 U.S. C. §372). Each request by the Borrowing Agent for the issuance (or amendment, as applicable) of a Letter of Credit or Bankers’ Acceptance, each of which shall identify the Borrower for whose account such Letter of Credit or Bankers’ Acceptance is to be issued, shall be deemed to be a representation by the Borrowing Agent (on behalf of itself and the applicable Borrower) that the L/C – BA Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit and Bankers’ Acceptances shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit and Bankers’ Acceptances to replace Letters of Credit that have expired or that have been drawn upon and reimbursed and Bankers’ Acceptances that have matured and been reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii) No L/C Issuer shall issue any Letter of Credit or Bankers’ Acceptance, if:

(A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension unless the Required Lenders have approved such expiry date;

(B) the maturity date of any Bankers’ Acceptance would occur earlier than 30 or later than 90 days from date of issuance, unless the Required Lenders have approved such maturity date;

(C) the expiry date of such requested Letter of Credit, or the maturity date of any Bankers’ Acceptance (including any L/C Issued BA issued under a Letter of Credit), would occur after the Letter of Credit – BA Expiration Date, unless all the Lenders have approved such expiry date or maturity date, as applicable; or

(D) such Letter of Credit or Bankers’ Acceptance is to be denominated in a currency other than Dollars.

(iii) No L/C Issuer shall be under any obligation to issue any Letter of Credit or Bankers’ Acceptance if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit or any Bankers’ Acceptance, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit or related bankers’ acceptances generally or such Letter of Credit or any Bankers’ Acceptance in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit or Bankers’ Acceptance any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and, in each case, which such L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit or any Bankers’ Acceptance would violate one or more policies of such L/C Issuer, or the creation of any Bankers’ Acceptance would cause the L/C Issuer to exceed the maximum amount of outstanding bankers’ acceptances permitted by applicable law;

(C) except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit or Bankers’ Acceptance is in an initial stated amount less than $5,000;

(D) a default of any Lender’s obligations to fund under Section 2.03(d) exists or any Lender is at such time a Defaulting Lender hereunder, unless such L/C Issuer has entered into satisfactory arrangements with the Borrowers or such Lender to eliminate such L/C Issuer’s risk with respect to such Lender; or

(E) such Bankers’ Acceptance is to be used for a purpose other than the purchase of Inventory by a Borrower for export resale.

(iv) No L/C Issuer shall amend any Letter of Credit or Bankers’ Acceptance if such L/C Issuer would not be permitted at such time to issue such Letter of Credit or Bankers’ Acceptance in its amended form under the terms hereof.

(v) No L/C Issuer shall be under any obligation to amend any Letter of Credit or Bankers’ Acceptance if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit or Bankers’ Acceptance in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit or Bankers’ Acceptance does not accept the proposed amendment to such Letter of Credit or Bankers’ Acceptance.

(vi) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit or Bankers’ Acceptance issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit and Bankers’ Acceptances issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit and Bankers’ Acceptances as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrowing Agent delivered to the applicable L/C Issuer which, in the case of a Letter of Credit to be issued, shall be such L/C Issuer as selected by the Borrowing Agent (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrowing Agent, which Letter of Credit Application shall designate for which Borrower the Letter of Credit is to be issued. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least one Business Day (or such later date and time as the Administrative Agent and the applicable L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) which Borrower or Subsidiary, which may include and, in the absence of any such designation, shall be the Borrowing Agent, shall be the account party for such Letter of Credit; (C) the amount thereof; (D) the expiry date thereof; (E) the name and address of the beneficiary thereof; (F) the documents to be presented by such beneficiary in case of any drawing thereunder; (G) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (H) the purpose and nature of the requested Letter of Credit; and (I) such other matters as the applicable L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable L/C Issuer may require. Additionally, the Borrowing Agent shall, and shall cause any other applicable Borrower or Subsidiary to, furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the applicable L/C Issuer or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrowing Agent and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from any Lender, the Administrative Agent or the Borrowing Agent, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the applicable L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii) If the Borrowing Agent so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, neither the Borrowing Agent nor the applicable Borrower (or applicable Subsidiary) shall be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) such L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit – BA Expiration Date; provided, however, that no L/C Issuer shall permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender, the Borrowing Agent or the Borrower (or applicable Subsidiary) for whose account the Letter of Credit was issued that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the applicable L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrowing Agent (for further delivery to the applicable Borrower) and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Procedure for Issuance of Clean Bankers’ Acceptances.

(i) Each Clean Bankers’ Acceptance shall be issued upon the request of the Borrowing Agent delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Bankers’ Acceptance Request, appropriately completed and signed by a Responsible Officer of the Borrowing Agent. Bankers’ Acceptances Requests may be delivered and accepted electronically. Such Bankers’ Acceptance Request must be received by the L/C Issuer and the Administrative Agent not later than 2:00 p.m. (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) of the proposed issuance date. Each Bankers’ Acceptance Request shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Clean Bankers’ Acceptance (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the shipping information; (E) a description of the Inventory; and (F) such other matters as the L/C Issuer may require. Each Clean Bankers’ Acceptance shall be in a minimum increment of Fifty Thousand Dollars ($50,000), shall be endorsed in blank, shall cover the purchase or sale of Inventory, the payment of freight or the financing of insurance, port charges and advances on purchases, shall mature on a Business Day up to ninety (90) days after the date thereof, and shall not be payable prior to its stated maturity date.

(ii) Promptly after receipt of any Bankers’ Acceptance Request, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Bankers’ Acceptance Request from the Borrowing Agent and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Clean Bankers’ Acceptance for the account of the applicable Borrower, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Clean Bankers’ Acceptance, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Clean Bankers’ Acceptance in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Clean Bankers’ Acceptance.

(iii) In the event that the L/C Issuer presents a draft on a matured Clean Bankers’ Acceptance for payment and the Borrower, at the time of such presentment, does not have funds on deposit in its account at the Administrative Agent sufficient to pay the entire amount of the draft (including any charges or expenses paid or incurred by the L/C Issuer in connection with such draft), the Administrative Agent shall deem this to be an Unreimbursed Amount and proceed in accordance with the provisions of Section 2.03(d)(iii) which relate to a Bankers’ Acceptance not paid on maturity.

(d) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing or, with respect to any Acceptance Credit, presentation of documents under such Letter of Credit, or any presentation for payment of a Bankers’ Acceptance, the applicable L/C Issuer shall notify the Borrowing Agent (for itself and the applicable Borrower) and the Administrative Agent thereof. Not later than 2:00 p.m. on the date of any payment by an L/C Issuer under a Letter of Credit or Bankers’ Acceptance (each such date, an “Honor Date”), the applicable Borrower shall reimburse such L/C Issuer in an amount equal to the amount of such drawing or Bankers’ Acceptance, as applicable; provided, however, that WFS Europe and WFS Singapore shall have no reimbursement obligations in connection with Letters of Credit or Bankers’ Acceptances issued solely for the account of WFS or any Domestic Subsidiary. If the applicable Borrower fails to so reimburse the applicable L/C Issuer by such time, such L/C Issuer shall promptly notify the Administrative Agent thereof, and the Administrative Agent shall promptly thereafter notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the Borrowing Agent shall be deemed to have requested on behalf of such applicable Borrower a Revolving Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Revolving Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(d)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender shall upon any notice pursuant to Section 2.03(d)(i) make funds available to the Administrative Agent for the account of the applicable L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(d)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C – BA Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C – BA Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(d)(ii) shall be deemed payment in respect of its participation in such L/C – BA Borrowing and shall constitute an L/C – BA Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Lender funds its Revolving Loan or L/C – BA Advance pursuant to this Section 2.03(d) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit or payments made on any Bankers’ Acceptance, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of such L/C Issuer.

(v) Each Lender’s obligation to make Revolving Loans or L/C – BA Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit and payments made on Bankers’ Acceptances, as contemplated by this Section 2.03(d), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(d) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrowing Agent of a Revolving Loan Notice). Subject to Section 2.14(b), no such making of an L/C – BA Advance shall relieve or otherwise impair the joint and several obligation of the Borrowers to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit or Bankers’ Acceptance, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(d) by the time specified in Section 2.03(d)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such

Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Borrowing or L/C – BA Advance in respect of the relevant L/C – BA Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(e) Repayment of Participations.

(i) At any time after an L/C Issuer has made a payment under any Letter of Credit or Bankers’ Acceptance and has received from any Lender such Lender’s L/C – BA Advance in respect of such payment in accordance with Section 2.03(d), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowing Agent, the applicable Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(d)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(f) Obligations Absolute. Subject to Section 2.14(b), the joint and several obligation of the applicable Borrower (and, pursuant to this Agreement or any other Loan Document, any other Borrower) to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and each payment under any Bankers’ Acceptance, and to repay each L/C – BA Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit or Bankers’ Acceptance, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit or Bankers’ Acceptance (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or payment on such Bankers’ Acceptance or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit or Bankers’ Acceptance proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit or Bankers’ Acceptance;

(iv) any payment by the applicable L/C Issuer under such Letter of Credit or Bankers’ Acceptance against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit or Bankers’ Acceptance; or any payment made by the applicable L/C Issuer under such Letter of Credit or Bankers’ Acceptance to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit or Bankers’ Acceptance, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or any Subsidiary.

Each of the Borrowing Agent and the applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto, and each Bankers’ Acceptance, that is delivered to it and, in the event of any claim of noncompliance with the Borrowing Agent’s instructions or other irregularity, the Borrowing Agent or the applicable Borrower will immediately notify the applicable L/C Issuer. Each of the applicable Borrower and the Borrowing Agent shall be conclusively deemed to have waived any such claim against any L/C Issuer and its correspondents unless such notice is given as aforesaid.

(g) Role of L/C Issuer. Each Lender and each of the Borrowers agree that, in paying any drawing under a Letter of Credit or making any payment under a Bankers’ Acceptance, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the applicable L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the applicable L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit, Bankers’ Acceptance or Issuer Document. Subject to Section 2.14(b), the Borrowers hereby jointly and severally assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as any of them may have against the beneficiary or transferee at law or under any other agreement. None of any L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the applicable L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(f); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower for whose benefit such Letter of Credit or Bankers’ Acceptance was issued may have a claim against the applicable L/C Issuer, and such L/C Issuer may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit or to honor any Bankers’ Acceptance presented for payment in strict compliance with its terms and conditions. In furtherance and not in limitation of the foregoing, the applicable L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or Bankers’ Acceptance or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(h) Cash Collateral. Upon the request of the Administrative Agent, (i) if an L/C Issuer has honored any full or partial drawing request under any Letter of Credit or made any payment under any Bankers’ Acceptance and such drawing or payment has resulted in an L/C – BA Borrowing, or (ii) if, as of the Letter of Credit – BA Expiration Date, any Letter of Credit for any reason remains outstanding and partially or wholly undrawn, any Bankers’ Acceptance for any reason remains outstanding, or any L/C – BA Obligation for any reason remains outstanding, the applicable Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C – BA Obligations. Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.05 and Section 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuers and the Lenders, as collateral for the L/C – BA Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the applicable L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. Each Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

(i) Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrowing Agent when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

(j) Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) (i) for each commercial Letter of Credit equal to 0.125% per annum times the daily amount available to be drawn under such Letter of Credit, and (ii) for each standby Letter of Credit equal to the Applicable Rate for Letters of Credit times the daily amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. Letter of Credit Fees shall be (i) due and payable on the last Business Day of each calendar quarter, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit – BA Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Rate for Letters of Credit separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate. Notwithstanding the foregoing, WFS Europe and WFS Singapore shall have no obligation to pay any Letter of Credit Fee in connection with Letters of Credit issued solely for the account of WFS or any Domestic Subsidiary.

(k) BA Fees. The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Bankers’ Acceptance fee (the “BA Fee”) equal to the Applicable Rate for Bankers’ Acceptances times the maximum stated amount of all then outstanding Bankers’ Acceptances. BA Fees shall be (i) due and payable on the last Business Day of each calendar quarter, commencing with the first such date to occur after the issuance of such Bankers’ Acceptance, on the Letter of Credit – BA Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate for Bankers’ Acceptances during any quarter, the maximum stated amount of all outstanding Bankers’ Acceptances shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all BA Fees shall accrue at the Default Rate. Notwithstanding the foregoing, WFS Europe and WFS Singapore shall have no obligation to pay any BA Fee in connection with Bankers’ Acceptances issued solely for the account of WFS or any Domestic Subsidiary.

(l) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrowers shall pay directly to the applicable L/C Issuer for its own account, a fronting fee (i) with respect to each commercial Letter of Credit and each Bankers’ Acceptance, at the rate specified in the Joint Fee Letter for commercial Letters of Credit, computed on the amount of such Letter of Credit or such Bankers’ Acceptance, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Borrowing Agent and such L/C Issuer, computed on the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit issued by such L/C Issuer, at the rate per annum specified in the Joint Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit and on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each calendar quarter in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit or Bankers’ Acceptance, as applicable, on the Letter of Credit – BA Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. In addition, the Borrowers shall pay directly to the applicable L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit and bankers’ acceptances as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable. Notwithstanding the foregoing, WFS Europe and WFS Singapore shall have no obligation to pay any fronting fee or customary processing fee (including and standard costs and charges) in connection with Letters of Credit issued solely for the account of WFS or any Domestic Subsidiary.

(m) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(n) Letters of Credit and Bankers’ Acceptances Issued for Subsidiaries. Notwithstanding that a Letter of Credit or Bankers’ Acceptance issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, WFS shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit or Bankers’ Acceptance, and WFS Europe and WFS Singapore shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings or payments under each Letter of Credit or Bankers’ Acceptance issued for their own account or for the account of any other Foreign Subsidiary. Each Borrower hereby acknowledges that the issuance of Letters of Credit and/or Bankers’ Acceptances for the account of Subsidiaries inures to the benefit of the Borrowers, and that the Borrowers’ business derives substantial benefits from the businesses of such Subsidiaries.

2.04 Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans (each such loan, a “Swing Line Loan”) to the Borrowers from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Loans and L/C – BA Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C – BA Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, and provided, further, that the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrowing Agent’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000, (ii) which Borrower, which may include, and in the absence of such designation, shall be the Borrowing Agent, shall be the account party for the Swing Line Loan, and (iii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrowing Agent. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the applicable Borrower at its office by crediting the account of the applicable Borrower on the books of the Swing Line Lender in immediately available funds.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the applicable Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Revolving Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Revolving Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrowing Agent with a copy of the applicable Revolving Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Revolving Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Revolving Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Revolving Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. Subject to Section 2.14(b), no such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Lender funds its Base Rate Revolving Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05 Prepayments.

(a) Each Borrower may, upon notice (which notice may be by telephone and immediately confirmed in writing) from the Borrowing Agent to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Revolving Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof; and (iii) any prepayment of Base Rate Revolving Loans shall be in a principal amount of $250,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Revolving Loans to be prepaid and, if Eurodollar Rate Loans are to be repaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrowing Agent, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Revolving Loans of the Lenders in accordance with their respective Applicable Percentages.

(b) Each Borrower may, upon notice from the Borrowing Agent to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrowing Agent, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c) If the Administrative Agent notifies the Borrowing Agent at any time that the Total Outstandings at any time exceed the Aggregate Commitments then in effect, the Borrowers shall immediately prepay Loans and/or Cash Collateralize the L/C – BA Obligations in an aggregate amount equal to such excess; provided, however, that, subject to the provisions of Section 2.03(h)(ii), the Borrowers shall not be required to Cash Collateralize the L/C – BA Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

(d) In the event WFS determines that it is not in compliance with the Consolidated Asset Coverage Ratio in Section 7.13(e) hereof at the end of any Fiscal Quarter, (1) the Borrowing Agent shall promptly, but in any event within thirty (30) days of the end of such Fiscal Quarter, deliver a notice of such non-compliance to the Administrative Agent pursuant to Section 6.01(j); and (2) not later than ten (10) Business Days after the date such notice of non-compliance is sent to the Administrative Agent, the Borrowers shall promptly prepay Loans and/or Cash Collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to come into compliance with such financial covenant; provided, however, that WFS Europe and WFS Singapore shall have no prepayment obligations in connection with Loans advanced solely to WFS.

2.06 Termination or Reduction of Commitments. The Borrowing Agent may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrowing Agent shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit – BA Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.07 Repayment of Loans.

(a) The Borrowers shall repay to the Lenders on the Maturity Date the aggregate principal amount of Revolving Loans outstanding on such date.

(b) The Borrowers shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date.

2.08 Interest.

(a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by the Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) While any Event of Default exists, unless the Required Lenders otherwise consent, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law. Notwithstanding the foregoing, WFS Europe and WFS Singapore shall have no obligation to pay interest accrued on Loans advanced solely to WFS (other than Loans advanced to WFS Europe and/or WFS Singapore at the request of the Borrowing Agent).

2.09 Fees. In addition to certain fees described in subsections (j) and (k) of Section 2.03:

(a) Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Revolving Loans and (ii) the Outstanding Amount of L/C – BA Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Other Fees. (i) The Borrowers shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Borrowers shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If, as a result of any restatement of or other adjustment to the financial statements of the Borrowers or for any other reason, the Borrowing Agent and the Administrative Agent determine that (i) the Consolidated Total Leverage Ratio as calculated by the Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Total Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(d)(iii), 2.03(j) or 2.08(b) or under Article VIII. The Borrowers’ obligations under this paragraph shall survive the termination of the aggregate commitments and the repayment of all other obligations hereunder.

2.11 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Revolving Borrowing of Eurodollar Rate Loans (or, in the case of any Revolving Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Revolving Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Revolving Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Revolving Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Revolving Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers (subject to Section 2.14(b), jointly and severally with one another, and severally with the applicable Lender) agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Revolving Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Revolving Loan included in such Revolving Borrowing. Any payment by any Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowing Agent prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable L/C Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that one or more of the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable L/C Issuer, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Revolving Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Revolving Loans made by it, or the participations in L/C – BA Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Revolving Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Revolving Loans and subparticipations in L/C – BA Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans or subparticipations in L/C – BA Obligations or Swing Line Loans to any assignee or participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

2.14 Joint and Several Obligations. (a) To the extent that this Agreement provides that any Obligations hereunder are joint and several, such joint and several obligations shall be absolute and unconditional and shall remain in full force and effect until the entire principal, interest, penalties, premiums and late charges, if any, on this Agreement and all additional payments, if any, due pursuant to any other Loan Document shall have been paid and, until such payment has been made, shall not be discharged, affected, modified or impaired upon the happening from time to time of any event, including, without limitation, any of the following (subject to the provisions of applicable law), whether or not with notice to or the consent of any of the Borrowers:

(i) the waiver, compromise, settlement, release, termination or amendment (including, without limitation, any extension or postponement of the time for payment or performance or renewal or refinancing) of any or all of the Obligations or agreements of any of the Borrowers hereunder or any other Loan Document;

(ii) the failure to give notice to any or all of the Borrowers of the occurrence of a default under the terms and provisions of this Agreement or any other Loan Document;

(iii) the release, substitution or exchange by the holder of this Agreement of any collateral securing any of the Obligations (whether with or without consideration) or the acceptance by the holder of this Agreement of any additional collateral or the availability or claimed availability of any other collateral or source of repayment or any non-perfection or other impairment of any collateral;

(iv) the release of any person primarily or secondarily liable for all or any part of the Obligations, whether by Administrative Agent or any other holder of this Agreement or in connection with any voluntary or involuntary liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors or similar event or proceeding affecting any or all of the Borrowers or any other person or entity who, or any of whose property, shall at the time in question be obligated in respect of the Obligations or any part thereof; or

(v) to the extent permitted by law, any other event, occurrence, action or circumstance that would, in the absence of this clause, result in the release or discharge of any or all of the Borrowers from the performance or observance of any obligation, covenant or agreement contained in this Agreement.

(b) Notwithstanding anything to the contrary contained in any Loan Document, but without limiting the generality of Section 2.14(a), it is agreed and understood that (1) WFS shall be jointly and severally liable for all Obligations arising hereunder and (2) each of WFS Europe and WFS Singapore shall only be jointly and severally liable for all Obligations of WFS Europe and WFS Singapore, including without limitation all Loans, L/C – BA Obligations and other Obligations made to either or both of them.

2.15 Borrowing Agent. (a) To facilitate Borrowings by WFS Europe and WFS Singapore, each of which is an entity organized outside of the U.S., each of WFS Europe and WFS Singapore appoints WFS as its Borrowing Agent. As the context may require, references to the Borrowing Agent in giving and receiving certain notices, requests and other documents in connection herewith shall be deemed to refer to WFS so acting on its own behalf as a Borrower. Each of the WFS Europe and WFS Singapore hereby directs the Administrative Agent, the Swing Line Lender and the L/C Issuer, as applicable, to disburse the proceeds of each Loan, and to issue Letters of Credit and Bankers’ Acceptances, to or at the direction of the Borrowing Agent, and such distribution will, in all circumstances, be deemed to be made to each such Borrower. Each of WFS Europe and WFS Singapore hereby irrevocably designates, appoints, authorizes and directs the Borrowing Agent (including each Responsible Officer of the Borrowing Agent) to act on behalf of such Borrower for the purposes set forth in this Section 2.15, and to act on behalf of such Borrower for purposes of giving notice to the Administrative Agent and the Swing Line Lender, as applicable, of Requests for Credit Extension, conversions, continuations, Letters of Credit and for otherwise giving and receiving notices and certifications under this Agreement or any other Loan Document and otherwise for taking all other action contemplated to be taken by the Borrowing Agent (including each Responsible Officer of the Borrowing Agent) hereunder or under any other Loan Document. Each of the Administrative Agent, the Swing Line Lender and the L/C Issuer, as applicable, is entitled to rely and act on the instructions of the Borrowing Agent, by and through any Responsible Officer of the Borrowing Agent, on behalf of each of WFS Europe and WFS Singapore. Notwithstanding any provision of this Section 2.15 to the contrary, the Borrowing Agent shall not have the authority to request on behalf of any of WFS Europe and WFS Singapore the issuance of Letters of Credit or Bankers’ Acceptances, unless such Borrower for whose benefit such Letter of Credit is requested has joined in the execution of the Letter of Credit Application or Bankers’ Acceptance Request relating thereto.

(b) This Section 2.15 shall survive the resignation of the Administrative Agent or of any L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

2.16 Increase in Commitments.

(a) Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrowing Agent may from time to time, request an increase in the Aggregate Commitments by an amount (for all such requests) not exceeding $75,000,000; provided that any such request for an increase shall be in a minimum amount of $25,000,000. At the time of sending such notice, the Borrowing Agent (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees (in its sole discretion) to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrowing Agent and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent, the L/C Issuers and the Swing Line Lender (which approvals shall not be unreasonably withheld or delayed), the Borrowing Agent may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

(d) Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrowing Agent shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrowing Agent and the Lenders of the final allocation of such increase and the Increase Effective Date.

(e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrowing Agent shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.16, the representations and warranties contained in Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a), and (B) no Default exists. If requested by the Administrative Agent and reallocation cannot otherwise be effected by assignment among the Lenders, the Borrowers shall prepay any Revolving Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.

(f) Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the respective Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the applicable Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Borrowers. Each Borrower shall indemnify the Administrative Agent, each Lender and each L/C Issuer, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or such L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error; provided, however, that no Borrower shall be required to provide indemnification under this paragraph for any payment or liability incurred more than six months prior to the date that such certificate is delivered.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment, if any, or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrowing Agent (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrowing Agent or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowing Agent or the Administrative Agent as will enable the Borrowing Agent or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that any Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrowing Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrowing Agent or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN (or successor thereto) claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii) duly completed copies of Internal Revenue Service Form W-8ECI (or successor thereto),

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the applicable Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN (or successor thereto),

(iv) duly completed copies of Internal Revenue Service Form W-9 (or successor thereto) establishing an exemption from backup withholding; or

(v) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowing Agent to determine the withholding or deduction required to be made.

(f) Treatment of Certain Refunds. If the Administrative Agent, any Lender or any L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or such L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the request of the Administrative Agent, such Lender or such L/C Issuer, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such L/C Issuer in the event the Administrative Agent, such Lender or such L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or any L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

3.02 Illegality. If any Lender determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrowing Agent through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Revolving Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrowing Agent that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such conversion, the Borrowers shall also pay accrued interest on the amount so converted.

3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (c) the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrowing Agent and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrowing Agent may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Revolving Borrowing of Base Rate Loans in the amount specified therein.

3.04 Increased Costs; Reserves on Eurodollar Rate Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or any L/C Issuer;

(ii) subject any Lender or any L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Bankers’ Acceptance, any participation in a Letter of Credit or a Bankers’ Acceptance, or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender or such L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or such L/C Issuer); or

(iii) impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit or Bankers’ Acceptance (or of maintaining its obligation to participate in or to issue any Letter of Credit or Bankers’ Acceptance), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Borrowers will, subject to Section 3.04(c), pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrowers will, subject to Section 3.04(c), pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth a reasonably detailed calculation of the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, and the basis for such compensation, as specified in subsection (a) or (b) of this Section and delivered to the Borrowing Agent shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrowing Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on Eurodollar Rate Loans. The Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrowers shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05 Compensation for Losses. Upon demand of any Lender to the Borrowing Agent (with a copy to the Administrative Agent) from time to time, which demand shall be accompanied by a statement setting forth the basis for the amount being claimed, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrowing Agent on behalf of such Borrower; or

(c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowers pursuant to Section 10.14; including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained (but excluding any loss of anticipated profits). The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrowers may replace such Lender in accordance with Section 10.14.

3.07 Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV.

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions of Initial Credit Extension. The obligation of each L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent, the Arrangers and each of the Lenders:

(i) executed counterparts of this Agreement, the Pledge Agreement, the Parent Guaranty, the Limited Subsidiary Guaranty, and the Unlimited Subsidiary Guaranty, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrowers;

(ii) Notes executed by the Borrowers in favor of each Lender requesting a Note;

(iii) for each Loan Party, such Person’s (a) charter (or similar formation document), certified by the appropriate governmental authority; (b) for each of WFS and each Guarantor that is a Domestic Subsidiary of WFS, a good standing certificate in its jurisdiction of incorporation or formation (and for WFS Singapore, if available in such jurisdiction) and in each other state requested by the Administrative Agent; (c) bylaws (or similar governing document); (d) resolutions of its board of directors (or similar governing body) approving and authorizing such Person’s execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; and (e) signature and incumbency certificates of its officers executing any of the Loan Documents (it being understood that the Administrative Agent and each Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein), all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification;

(iv) certified copies of all documents evidencing any necessary consents and governmental approvals (if any) required for the execution, delivery and performance by the Loan Parties of the documents referred to in this Section 4.01(a);

(v) delivery of (A) documents and/or evidence of other actions as may be reasonably necessary under applicable law to perfect the Liens of the Administrative Agent under the Pledge Agreement as a first priority Lien in and to such Pledged Interests as the Administrative Agent may reasonably require, including the delivery by the Borrowers of all certificates evidencing Pledged Interests (other than those certificates representing WFS’s Pledged Interests of PetroServicios de Costa Rica, S.A., which shall be delivered pursuant to Section 6.14(a)), accompanied in each case by duly executed stock powers (or other appropriate transfer documents) in blank affixed thereto; and (B) each other document (including Uniform Commercial Code financing statements) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the collateral described therein, prior to any other Liens (subject only to Liens permitted pursuant to Section 7.02), in proper form for filing, registration or recording. The Administrative Agent is hereby irrevocably authorized to execute and file or cause to be filed, with or if permitted by applicable law without the signatures of the Borrowers or other Loan Party, as applicable, UCC financing statements reflecting the Borrowers or any other Loan Party as “debtor” and the Administrative Agent as “secured party”, and continuations thereof and amendments thereto, as the Administrative Agent reasonably deems necessary or advisable to give effect to the transactions contemplated hereby and by the other Loan Documents;

(vi) Subordination Agreements with respect to any Subordinated Debt;

(vii) Opinions of counsel for each Loan Party, including local counsel, as to the matters set forth in Exhibit H and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request; provided, however, that an opinion will not be required for any Foreign Subsidiary that is not a Material Subsidiary;

(viii) evidence of the existence of insurance required to be maintained pursuant to Section 6.03(b);

(ix) environmental site assessment reports requested by the Administrative Agent;

(x) certified copies of Uniform Commercial Code search reports dated a date reasonably near to the Closing Date, listing all effective financing statements which name any Loan Party (under their present names and any previous names) as debtors, together with (a) copies of such financing statements, and (b) such other Uniform Commercial Code termination statements as the Administrative Agent may reasonably request;

(xi) a Compliance Certificate as of the last day of the Fiscal Quarter ended on September 30, 2007, signed by a Responsible Officer of WFS;

(xii) (i) a certificate executed by Responsible Officer of each Borrower on behalf of the Borrowers certifying (A) the matters set forth in Sections 4.02(a) and (b) as of the Closing Date and (B)(x) that each Subsidiary qualifying as a Material Subsidiary has executed and delivered a Guaranty and (y) that as of the most recently completed Fiscal Year prior to the Closing Date, the 90% Threshold is satisfied; and (ii) a Solvency Certificate, substantially in the form of Exhibit I, executed by the chief financial officer or a director of each Guarantor; and

(xiii) a fully executed Agency Resignation and Appointment Letter and such other Agency Succession Documents as the Administrative Agent may request, including as appropriate evidence of the filing or recordation thereof if required by the Administrative Agent;

(xiv) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

(b) Any fees payable under the Loan Documents (other than fees referenced in clause (c) below) required to be paid on or before the Closing Date shall have been paid.

(c) Unless waived by the Administrative Agent, the Borrowers shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Revolving Loan Notice requesting only a conversion of Revolving Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a) The representations and warranties of each Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a).

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) The Administrative Agent and, if applicable, the L/C Issuers or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Revolving Loan Notice requesting only a conversion of Revolving Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrowers shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Loans and issue and participate in Letters of Credit hereunder, the Borrowers represent and warrant to the Administrative Agent and the Lenders that:

5.01 Organization. Each Loan Party is validly existing; each Loan Party (other than the UK Loan Parties during the Waiver Period) is in good standing under the laws of its jurisdiction of organization; and each Loan Party is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

5.02 Authorization; No Conflict. Each Loan Party is duly authorized to execute and deliver each Loan Document to which it is a party, each Borrower is duly authorized to borrow monies hereunder and each Loan Party is duly authorized to perform its Obligations under each Loan Document to which it is a party. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, and the borrowings by the Borrowers hereunder, do not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of law, (ii) the charter, by-laws or other organizational documents of any Loan Party or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Loan Party or any of their respective properties or (c) require, or result in, the creation or imposition of any Lien on any asset of any Loan Party (other than Liens in favor of the Administrative Agent created pursuant to the Collateral Documents).

5.03 Validity and Binding Nature. Each of this Agreement and each other Loan Document to which any Loan Party is a party is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

5.04 Financial Condition. (a) The audited consolidated financial statements of WFS and its Subsidiaries as at December 31, 2006, copies of each of which have been delivered to each Lender, were prepared in accordance with GAAP and present fairly the consolidated financial condition of WFS and its Subsidiaries as at such date and the results of their operations for the period then ended.

(b) The forecast of WFS and its Subsidiaries most recently delivered pursuant to Section 6.01(d) was prepared in good faith based upon assumptions believed to be reasonable at the time made in light of conditions existing at the time of delivery of such forecast, it being understood that projections, forecasts and other forward-looking information are subject to significant contingencies and uncertainties, many of which are beyond the control of WFS and that no assurance can be given that such projections or forecasts will be realized.

5.05 No Material Adverse Change. Since December 31, 2006, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Loan Parties taken as a whole.

5.06 Litigation and Contingent Liabilities. No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to any Borrower’s knowledge, threatened against any Loan Party which might reasonably be expected to have a Material Adverse Effect, except as set forth in WFS’s most recent Annual Report on Form 10-K as filed with the SEC. Other than any liability incident to such litigation or proceedings, no Loan Party has any material contingent liabilities not listed in such 10-K Report or permitted by Section 7.01.

5.07 Ownership of Properties; Liens. Each Loan Party owns good and, in the case of real property, marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), except for any such failure to own which could not, individually or in the aggregate with all other such failures, reasonably be expected to have a Material Adverse Effect. The foregoing is so owned free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like) except as permitted by Section 7.02.

5.08 Equity Ownership; Subsidiaries. All issued and outstanding Capital Securities of each Loan Party are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than those in favor of the Administrative Agent, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities. Schedule 5.08 sets forth a complete list, as of the Closing Date, of (1) all Subsidiaries of the Borrowers; and (2) the authorized Capital Securities of each Loan Party (other than WFS). As of the Closing Date, all of the issued and outstanding Capital Securities of each such Loan Party are owned as set forth on Schedule 5.08, and, except as set forth on Schedule 5.08, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Capital Securities of any Loan Party.

5.09 Pension Plans. (a) The Unfunded Liability of all Pension Plans does not in the aggregate exceed twenty percent (20%) of the Total Plan Liability for all such Pension Plans. Each Pension Plan complies in all material respects with all applicable requirements of law and regulations. No contribution failure under Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan has occurred with respect to any Pension Plan, sufficient to give rise to a Lien under Section 302(f) of ERISA, or otherwise to have a Material Adverse Effect. There are no pending or, to the knowledge of any Borrower, threatened, claims, actions, investigations or lawsuits against any Pension Plan, any fiduciary of any Pension Plan, or Borrower or other any member of the Controlled Group with respect to a Pension Plan or a Multiemployer Pension Plan which could reasonably be expected to have a Material Adverse Effect. No Borrower nor any other member of the Controlled Group has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Pension Plan or Multiemployer Pension Plan which would subject such Borrower to any material liability. Within the past five years, no Borrower nor any other member of the Controlled Group has engaged in a transaction which resulted in a Pension Plan with an Unfunded Liability being transferred out of the Controlled Group, which could reasonably be expected to have a Material Adverse Effect. No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan, which could reasonably be expected to have a Material Adverse Effect.

(b) All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by any Borrower or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; no Borrower nor any other member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan; and no Borrower nor any other member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

5.10 Investment Company Act. No Loan Party is an “investment company” or is required to be registered as an “investment company” within the meaning of or under the Investment Company Act of 1940.

5.11 Regulation U. No Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

5.12 Solvency, Etc. On the Closing Date, and immediately prior to and after giving effect to the issuance of each Letter of Credit and each borrowing hereunder and the use of the proceeds thereof, with respect to each Loan Party, individually, (a) the fair value of its assets is greater than the amount of its liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated, (b) the present fair saleable value of its assets is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, (c) it is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) it does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature and (e) it is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital.

5.13 Environmental Matters.

(a) No Violations. Except as set forth on Schedule 5.13, no Borrower nor any Subsidiary, nor any operator of any Borrower’s or any Subsidiary’s properties, is in violation, or alleged violation, of any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, including those arising under the Resource Conservation and Recovery Act (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986 or any other Environmental Law which (i) in any single event, could reasonably be expected to result in expenditures in any three-year period of $2,500,000 or more by the Borrowers and their Subsidiaries in penalties and/or for investigative, removal or remedial actions or (ii) individually or in the aggregate otherwise might reasonably be expected to have a Material Adverse Effect.

(b) Notices. Except as set forth on Schedule 5.13 and for matters arising after the Closing Date, in each case none of which could singly or in the aggregate be expected to have a Material Adverse Effect, no Borrower nor any Subsidiary has received notice from any third party, including any Federal, state or local governmental authority: (a) that any one of them has been identified by the U.S. Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (b) that any Hazardous Substances which any one of them has generated, transported or disposed of has been found at any site at which a Federal, state or local agency or other third party has conducted a remedial investigation, removal or other response action pursuant to any Environmental Law; (c) that any Borrower or any Subsidiary must conduct a remedial investigation, removal, response action or other activity pursuant to any Environmental Law; or (d) of any Environmental Claim against any Borrower or Subsidiary.

(c) Handling of Hazardous Substances. Except as set forth on Schedule 5.13, (i) no portion of the real property or other assets of the Borrowers or any Subsidiary has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance in all material respects with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (ii) in the course of any activities conducted by any Borrower, any Subsidiary or the operators of any real property of any Borrower or any Subsidiary, no Hazardous Substances have been generated or are being used on such properties except in accordance in all material respects with applicable Environmental Laws; (iii) there have been no Releases or threatened Releases of Hazardous Substances on, upon, into or from any real property or other assets of any Borrower or any Subsidiary; (iv) there have been no Releases on, upon, from or into any real property in the vicinity of the real property or other assets of any Borrower or any Subsidiary which, through soil or groundwater contamination, may have come to be located on; and (v) any Hazardous Substances generated by any Borrower and its Subsidiaries have been transported offsite only by properly licensed carriers and delivered only to treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are operating in compliance in all material respects with such permits and applicable Environmental Laws, except, in the case of each of clauses (i) through (v) above, which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

5.14 Insurance. Each Loan Party and its properties are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Parties operate.

5.15 Real Property. Set forth on Schedule 5.15 is a complete and accurate list, as of the Closing Date, of the address of all real property owned or leased by any Loan Party.

5.16 Information. All information heretofore or contemporaneously herewith furnished in writing by any Loan Party to the Administrative Agent or any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Administrative Agent and the Lenders that any projections and forecasts provided by a Borrower are based on good faith estimates and assumptions believed by such Borrower to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

5.17 Intellectual Property. Each Loan Party owns and possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as are necessary for the conduct of the businesses of the Loan Parties, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect.

5.18 Burdensome Obligations. No Loan Party is a party to any agreement or contract or subject to any restriction contained in its organizational documents which could reasonably be expected to have a Material Adverse Effect.

5.19 Labor Matters. Except as set forth on Schedule 5.19, no Loan Party is subject to any labor or collective bargaining agreement. There are no existing or threatened strikes, lockouts or other labor disputes involving any Loan Party that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Loan Parties are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters other than any such violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.20 No Default. No Default or Event of Default exists or would result from the incurrence by any Loan Party of any Debt hereunder or under any other Loan Document.

ARTICLE VI.

AFFIRMATIVE COVENANTS

Until the expiration or termination of the Commitments and thereafter until all Obligations hereunder and under the other Loan Documents are paid in full and all Letters of Credit and Bankers’ Acceptances have been terminated, the Borrowers agree that, unless at any time the Required Lenders shall otherwise expressly consent in writing, they will:

6.01 Reports, Certificates and Other Information. Furnish to the Administrative Agent and each Lender:

(a) Annual Report. Promptly when available and in any event by the earlier of (i) within seventy-five (75) days after the close of each Fiscal Year and (ii) within five (5) Business Days after the date on which such consolidated financial statements for such period are required to be delivered to the SEC under the Securities Laws including an extension obtained under Rule 12b-25 thereunder, a copy of WFS’s Annual Report on Form 10-K as filed with the SEC, together with a written statement from the accountants to the effect that the examination was made in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

(b) Interim Reports. Promptly when available and in any event by the earlier of (i) within fifty (50) days after the close of each Fiscal Quarter and (ii) within five (5) Business Days after the date on which such consolidated financial statements for such period are required to be delivered to the SEC under the Securities Laws including an extension obtained under Rule 12b-25 thereunder, a copy of WFS’s Quarterly Report on Form 10-Q as filed with the SEC.

(c) Compliance Certificates. Contemporaneously with the furnishing of a copy of each annual report pursuant to Section 6.01(a) and each set of interim reports pursuant to Section 6.01(b), a duly completed compliance certificate in the form of Exhibit D, with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by a Responsible Officer of WFS, containing (i) a computation of each of the financial ratios and restrictions set forth in Section 7.13 and to the effect that such officer has not become aware of any Default or Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it and (ii) a written statement of WFS’s management setting forth a discussion of WFS’s financial condition, changes in financial condition and results of operations (it being understood that the delivery of the management discussion and analysis with the most recent financial statements delivered pursuant to Section 6.01(a) or (b) shall satisfy the requirement in this clause (ii)).

(d) Forecasts. Promptly when available and in any event at least fifteen (15) days before the end of each Fiscal Year of WFS, forecasts prepared by management of WFS, in form satisfactory to the Administrative Agent and the Required Lenders, of consolidated balance sheets and statements of income or operations and cash flows of WFS and its Subsidiaries on a quarterly basis for the immediately following Fiscal Year and on an annual basis for each Fiscal Year thereafter (including the Fiscal Year in which the Maturity Date occurs).

(e) Reports to the SEC and to Shareholders. Promptly upon the filing or sending thereof, copies of all annual, regular, periodic or special reports of any Loan Party filed with the SEC; copies of all registration statements of any Loan Party filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to security holders generally.

(f) Notice of Default, Litigation and ERISA Matters. Promptly upon becoming aware of any of the following, written notice describing the same and the steps being taken by any Borrower or the Subsidiary affected thereby with respect thereto:

(i) the occurrence of a Default or an Event of Default;

(ii) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by a Borrower to the Lenders which has been instituted or, to the knowledge of the Borrowers, is threatened against any Loan Party or to which any of the properties of any thereof is subject which might reasonably be expected to have a Material Adverse Effect;

(iii) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that any Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any material increase in the contingent liability of any Borrower with respect to any post-retirement welfare benefit plan or other employee benefit plan of any Borrower or another member of the Controlled Group, or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent;

(iv) any cancellation or material change in any insurance maintained by any Loan Party;

(v) any material change in accounting policies or financial reporting practices by any Borrower or any Subsidiary, including any determination by a Borrower referred to in Section 2.10(b); or

(vi) any other event (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim or (ii) the enactment or effectiveness of any law, rule or regulation) which might reasonably be expected to have a Material Adverse Effect.

(g) Management Reports. Promptly upon receipt thereof, copies of all detailed financial and management reports submitted to any Borrower by independent auditors in connection with each annual or interim audit made by such auditors of the financial statements of such Borrower.

(h) Other Information. Promptly from time to time, such other information concerning the Loan Parties as any Lender or the Administrative Agent may reasonably request.

(i) Subordinated Debt Notices. Promptly following receipt, copies of any notices (including notices of default or acceleration) received from any holder or trustee of, under or with respect to any Subordinated Debt.

(j) Non-Compliance with Consolidated Asset Coverage Ratio. In the event WFS determines that it is not in compliance with the Consolidated Asset Coverage Ratio in Section 7.13(e) hereof at the end of any Fiscal Quarter, promptly after the end of such Fiscal Quarter, but in any event within thirty (30) days after the close of such Fiscal Quarter, notice of such non-compliance, which notice shall include (i) the date on which the Borrowers plan to make a prepayment required by Section 2.05(d), and (ii) a certificate of a Responsible Officer of WFS setting forth in reasonable detail the calculation utilized in computing the Consolidated Asset Coverage Ratio and the amount of such prepayment.

Documents required to be delivered pursuant to Section 6.01(a) or (b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered in compliance with the time periods required by Section 6.01(a) or (b), such electronic delivery shall be deemed to satisfy such requirement, it being understood that electronic documents shall be deemed to have been delivered on the date (i) on which WFS posts such documents, or provides a link thereto on WFS’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on WFS’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) WFS (or such other Borrower as requested) shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests WFS (or such other Borrower) to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) WFS shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. At the request of the Administrative Agent, the Borrowers shall provide paper copies of the Compliance Certificates required by Section 6.01(d) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, the Borrowers shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”. Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

6.02 Books, Records and Inspections. Keep, and cause each other Loan Party to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each other Loan Party to permit, any Lender or the Administrative Agent or any representative thereof to inspect the properties and operations of the Loan Parties; and permit, and cause each other Loan Party to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), any Lender or the Administrative Agent or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and each Borrower hereby authorizes such independent auditors to discuss such financial matters with any Lender or the Administrative Agent or any representative thereof), and to examine (and, at the expense of the Loan Parties, photocopy extracts from) any of its books or other records; and permit, and cause each other Loan Party to permit, the Administrative Agent and its representatives to inspect the Inventory and other tangible assets of the Loan Parties, to perform appraisals of the equipment of the Loan Parties, and to inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to Inventory, Accounts and any other collateral. All such inspections or audits by the Administrative Agent shall be at the Borrowers’ expense.

6.03 Maintenance of Property; Insurance. (a) Keep, and cause each other Loan Party to keep, all property useful and necessary in the business of the Loan Parties in good working order and condition, ordinary wear and tear excepted.

(b) Maintain, and cause each other Loan Party to maintain, with responsible insurance companies, such insurance coverage as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated (including, without limitation, business interruption insurance); and, upon request of the Administrative Agent or any Lender, furnish to the Administrative Agent or such Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Loan Parties.

(c) Unless the Borrowers provide the Administrative Agent with evidence of the insurance coverage required by this Agreement, the Administrative Agent may purchase insurance at the Borrowers’ expense to protect the Administrative Agent’s and the Lenders’ interests in the collateral. This insurance may, but need not, protect any Loan Party’s interests. The coverage that the Administrative Agent purchases may not pay any claim that is made against any Loan Party in connection with the collateral. The Borrowers may later cancel any insurance purchased by the Administrative agent, but only after providing the Administrative Agent with evidence that the Borrowers have obtained insurance as required by this Agreement. If the Administrative Agent purchases insurance for the collateral, the Borrowers will be responsible for the costs of that insurance, including interest and any other charges that may be imposed with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the principal amount of the Loans owing hereunder. The costs of the insurance may be more than the cost of the insurance the Loan Parties may be able to obtain on their own.

6.04 Compliance with Laws; Payment of Taxes and Liabilities. (a) Comply, and cause each other Loan Party to comply, in all material respects with all applicable laws (including Environmental Laws), rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect; and (b) pay, and cause each other Loan Party to pay, prior to delinquency, all taxes and other governmental charges against it or any collateral, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require any Loan Party to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, in the case of a claim which could become a Lien on any collateral, such contest proceedings shall stay the foreclosure of such Lien or the sale of any portion of the collateral to satisfy such claim.

6.05 Maintenance of Existence, Etc. Maintain and preserve, and (subject to Section 7.05 and Section 7.17) cause each other Loan Party (other than the UK Loan Parties during the Waiver Period) to maintain and preserve, (a) its existence and (other than with respect to the UK Loan Parties during the Waiver Period) good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect).

6.06 Use of Proceeds. Use the proceeds of the Loans and the Letters of Credit solely for (i) working capital purposes, (ii) Capital Expenditures, (iii) other general business purposes, and (iv) subject to the limitations set forth in Section 7.05, Acquisitions; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying” any Margin Stock.

6.07 Employee Benefit Plans.

(a) Maintain, and cause each other member of the Controlled Group to maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations.

(b) Make, and cause each other member of the Controlled Group to make, on a timely basis, all required contributions to any Multiemployer Pension Plan.

(c) Not, and not permit any other member of the Controlled Group to (i) seek a waiver of the minimum funding standards of ERISA, (ii) terminate or withdraw from any Pension Plan or Multiemployer Pension Plan or (iii) take any other action with respect to any Pension Plan that would reasonably be expected to entitle the PBGC to terminate, impose liability in respect of, or cause a trustee to be appointed to administer, any Pension Plan, unless the actions or events described in clauses (i), (ii) and (iii) individually or in the aggregate would not have a Material Adverse Effect.

6.08 Environmental Matters. If any material Release or other material disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of any Loan Party, the Borrowers shall, or shall cause the applicable Loan Party to, cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, the Borrowers shall, and shall cause each other Loan Party to, comply with any Federal or state judicial or administrative order requiring the performance at any real property of any Loan Party of activities in response to the material Release of a Hazardous Substance. The Borrowers shall, and shall cause its Subsidiaries to, dispose of Hazardous Substances only at licensed disposal facilities.

6.09 Further Assurances. Take, and cause each other Loan Party to take, such actions as are necessary or as the Administrative Agent or the Required Lenders may reasonably request from time to time to ensure that the Obligations of each Loan Party under the Loan Documents are secured by the Collateral Documents, including (a) the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, financing statements and other documents, and the filing or recording of any of the foregoing and (b) the delivery of certificated securities and other collateral with respect to which perfection is obtained by possession.

6.10 Additional Guarantors. Notify the Administrative Agent at the time that any Person becomes a Material Subsidiary, the time any existing Subsidiary becomes a Material Subsidiary, or the time a Subsidiary is deemed a Guarantor Subsidiary for the purposes of satisfying the 90% Threshold and promptly thereafter (and in any event, with respect to Domestic Subsidiaries, within thirty (30) days, and, with respect to Foreign Subsidiaries, within sixty (60) days), cause such Person to (a) if such Subsidiary is a Domestic Subsidiary, deliver to the Administrative Agent an Unlimited Subsidiary Guaranty Joinder Agreement duly executed by such Guarantor Subsidiary; (b) if such Subsidiary is a Foreign Subsidiary, and to the extent lawful, no onerous governmental approval requirements would result or be necessary and no adverse tax consequences would result therefrom, deliver to the Administrative Agent a Limited Subsidiary Guaranty Joinder Agreement duly executed by such Guarantor Subsidiary, and (c) deliver to the Administrative Agent documents of the types referred to in clauses (iii), (iv) and (v) of Section 4.01(a) and favorable customary opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a) or (b), as applicable), all in form, content and scope reasonably satisfactory to the Administrative Agent. Notwithstanding anything to the contrary herein, the Borrowers shall at all times cause such of its Subsidiaries necessary to meet the 90% Threshold to be Guarantor Subsidiaries and to be bound by the terms of a Guaranty. To the extent additional Subsidiaries are required to become Guarantors pursuant to this Section 6.10, each new Guarantor Subsidiary that is a Domestic Subsidiary shall enter into a Pledge Joinder Agreement pursuant to which it shall pledge its then owned Pledged Interests, and each owner of the Capital Securities of such Guarantor Subsidiary (if any such owner is WFS or any of its Domestic Subsidiaries) shall deliver a Pledge Agreement Supplement or Pledge Joinder Agreement, as applicable, pursuant to which such owner shall pledge its then owned Pledged Interests in such Guarantor Subsidiary.

6.11 Creation or Acquisition of Subsidiaries. Subject to Section 7.05, the Borrowers may from time to time create or acquire new Subsidiaries in connection with such permitted Acquisitions or otherwise, and the Subsidiaries of the Borrowers may create or acquire new Subsidiaries; provided that, concurrently with the creation or direct or indirect acquisition of a Material Subsidiary by a Borrower or a Subsidiary thereof of a Material Subsidiary, such Material Subsidiary and the Borrower or acquiring Subsidiary, as applicable, shall comply with Section 6.10.

6.12 OFAC/BSA Provision. The Borrowers shall (a) ensure, and cause each Subsidiary to ensure, that no Person who owns a controlling interest in or otherwise controls a Borrower or any Subsidiary is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury, or included in any Executive Orders, (b) not use or permit the use of the proceeds of the credit extensions hereunder to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause each Subsidiary to comply, with all applicable Bank Secrecy Act laws and regulations, as amended.

6.13 WFS Americas. In the event WFS Americas does not effect a merger with and into World Fuel Services, Inc. by January 31, 2008, the Capital Securities of WFS Americas shall be pledged and WFS shall deliver to the Administrative Agent the applicable documents required by Section 6.10 on or before February 28, 2008.

6.14 Post-Closing Matters. (a) Not later than ten (10) Business Days after the Closing Date, or such other time as the Administrative Agent may agree, WFS shall deliver or cause to be delivered to the Administrative Agent the certificates evidencing its Pledged Interests in PetroServicios de Costa Rica, S.A., accompanied by duly executed stock powers (or other appropriate transfer documents).

(b) Not later than the end of the Waiver Period, deliver or cause to be delivered to the Administrative Agent, a good standing certificate issued by the Companies House of the United Kingdom with respect to each UK Loan Party.

ARTICLE VII.

NEGATIVE COVENANTS

Until the expiration or termination of the Commitments and thereafter until all Obligations hereunder and under the other Loan Documents are paid in full and all Letters of Credit and Bankers’ Acceptances have been terminated or Cash Collateralized, the Borrowers agree that, unless at any time the Required Lenders shall otherwise expressly consent in writing, they shall:

7.01 Debt. Not, and not permit any other Loan Party to, create, incur, assume or suffer to exist any Debt, except:

(a) Obligations under this Agreement and the other Loan Documents;

(b) Debt secured by Liens permitted by Section 7.02(d), and extensions, renewals and refinancings thereof; provided that the aggregate amount of all such Debt at any time outstanding shall not exceed $2,000,000;

(c) (i) Debt of any Qualifying Loan Party to another Qualifying Loan Party, (ii) Debt of any Subsidiary that is not a Loan Party or any Non-Qualifying Loan Party owing to a Qualifying Loan Party in an amount not to exceed $20,000,000 in the aggregate for all such Subsidiaries and Non-Qualifying Loan Parties outstanding at any time, and (iii) Debt of any Non-Qualifying Loan Party to a Non-Qualifying Loan Party;

(d) Subordinated Debt;

(e) Non-speculative fuel, interest rate and foreign currency Hedging Obligations incurred in the normal course of business; provided, however, that the Borrowers may incur speculative fuel, interest rate and foreign exchange Hedging Obligations so long as such Hedging Obligations do not exceed $10,000,000 in the aggregate at any time outstanding;

(f) Debt described on Schedule 7.01 and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased;

(g) Contingent Liabilities permitted in Section 7.11;

(h) Debt of Subsidiaries other than the Debt described in Section 7.01(c) in an amount not to exceed $10,000,000 in the aggregate at any time outstanding;

(i) Debt under Permitted Receivables Facilities; and

(j) Debt arising under any performance or surety bond entered into in the ordinary course of business in an aggregate amount not to exceed $50,000,000 at any one time outstanding; and

(k) Debt of any Loan Party not otherwise permitted by the foregoing clauses of this Section 7.01 in an aggregate amount not to exceed $40,000,000 at any one time outstanding, the repayment obligations of which may be guaranteed by the Borrowers.

7.02 Liens. Not, and not permit any other Loan Party to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

(a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

(b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves, and Liens arising from precautionary filings in connection with operating leases entered into in the ordinary course of business;

(c) Liens described on Schedule 7.02 as of the Closing Date;

(d) subject to the limitation set forth in Section 7.01(b), (i) Liens arising in connection with Capital Leases (and attaching only to the property being leased), (ii) Liens existing on property at the time of the acquisition thereof by any Loan Party (and not created in contemplation of such acquisition) and (iii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within sixty (60) days of the acquisition thereof and attaches solely to the property so acquired;

(e) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $1,000,000 arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

(f) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of any Loan Party;

(g) Liens arising under the Loan Documents;

(h) Liens on accounts receivable and Related Rights and Property subject to Permitted Receivables Facilities which Liens secure (or encumber such accounts receivable to provide credit support for) such facilities and Liens on deposit accounts or lockboxes established for and maintained exclusively in connection with the receipt of accounts receivable or Related Rights and Property pursuant to Permitted Receivables Facilities;

(i) the replacement, extension or renewal of any Lien permitted by clause (c) above upon or in the same property subject thereto arising out of the extension, renewal or replacement of the Debt secured thereby (without increase in the amount thereof); and

(j) Liens not otherwise permitted by the foregoing clauses of this Section 7.02 securing obligations and liabilities, and attaching only to assets having a value, not to exceed $1,000,000 at any one time.

7.03 Operating Leases. Not permit the aggregate amount of all rental payments under Operating Leases made (or scheduled to be made) by the Loan Parties (on a consolidated basis) to exceed $15,000,000 in any Fiscal Year.

7.04 Restricted Payments. Not, and not permit any other Loan Party to, declare or make any Restricted Payment during any Fiscal Quarter if the cumulative amount of (i) such Restricted Payment, (ii) all other Restricted Payments paid during such Fiscal Quarter, and (iii) all Restricted Payments paid during the immediately preceding three Fiscal Quarters exceeds fifty percent (50%) of the Consolidated Net Income for the four Fiscal Quarter period most recently ended. Notwithstanding anything to the contrary in this Section 7.04 and in addition to any Restricted Payment permitted in the preceding sentence, (1) WFS may make Restricted Payments (w) contemplated WFS’s 2006 Omnibus Plan or any replacement thereof, (x) contemplated by WFS’s 1993 Non-Employee Director Plan or any replacement thereof, (y) in connection with the issuance of its capital securities to employees or non-employees of WFS as compensation for services performed for WFS by such individuals; and (z) in connection with a board-authorized buyback plan of WFS’s common stock in an aggregate amount, with respect to this clause (z), not to exceed $25,000,000, and (2) a Subsidiary may declare or make a Restricted Payment to a Borrower or a Guarantor.

7.05 Acquisitions, Sales. Not, and not permit any other Loan Party to,

(a) be a party to, or make, an Acquisition of any other Person if such Person is not engaged in the same line of business as the Borrowers, or in instances where such Person(s) are in the same line of business as the Borrowers, then only if (I) such Acquisition is for total Acquisition consideration of less than $100,000,000 for any individual acquisition (provided, however, the Borrowers may make a single, one-time Acquisition for total acquisition consideration greater than $100,000,000 but not in excess of $125,000,000, so long as such Acquisition is publicly announced within one hundred twenty (120) days of the Closing Date), (II) no Default or Event of Default shall then exist or would exist after giving effect thereto, (III) the Loan Parties shall demonstrate to the reasonable satisfaction of the Administrative Agent and the Required Lenders that the Loan Parties will be in compliance on a pro forma basis with all of the terms and provisions of the financial covenants set forth in Section 7.13 as of the end of the most recently ended Fiscal Quarter after giving effect to such Acquisition, (IV) the Person to be acquired has EBITDA for the most recent four Fiscal Quarters prior to the acquisition date for which financial statements are available in an amount greater than $0 (provided, however, the Borrowers may acquire Persons whose EBITDA does not meet such requirement (herein, “Negative EBITDA Acquisitions”) so long as the total acquisition consideration for Negative EBITDA Acquisitions in any fiscal year does not exceed $10,000,000) and (V) such Acquisition is not a “hostile” acquisition and has been approved by the Board of Directors and/or shareholders of the applicable Loan Party and the Person to be acquired;

(b) Sell all or any substantial part of its assets or Capital Securities (including the sale of Capital Securities of any Subsidiary) except for sales of inventory in the ordinary course of business; or

(c) Sell or assign with or without recourse any receivables except for sales pursuant to Permitted Receivables Facilities;

except that the limitations in (a) through (c) above shall not apply to: (i) any such Acquisition or Sale of or by any Wholly-Owned Subsidiary into a Borrower or into any other domestic Wholly-Owned Subsidiary; (ii) any such purchase or other acquisition by a Borrower or any domestic Wholly-Owned Subsidiary of the assets or Capital Securities of any Wholly-Owned Subsidiary; (iii) Sales to Qualifying Loan Parties, (iv) Sales from Qualifying Loan Parties to Non-Qualifying Loan Parties in an aggregate amount not to exceed $5,000,000, (v) Sales from Non-Qualifying

Loan Parties to Non-Qualifying Loan Parties, (vi) Sales from Subsidiaries that are not Loan Parties to other Subsidiaries that are not Loan Parties, and (vii) Sales of assets other than those under clauses (i) through (vi) (including the Capital Securities of Subsidiaries) for at least fair market value (as determined by the Board of Directors of such Borrower) so long as the net book value of all assets sold or otherwise disposed of in any Fiscal Year does not exceed $5,000,000 in the aggregate.

7.06 Modification of Organizational Documents. Not permit the charter, by-laws or other organizational documents of any Loan Party to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of the Lenders.

7.07 Transactions with Affiliates. Not, and not permit any other Loan Party to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than transactions among Qualifying Loan Parties and transactions among Non-Qualifying Loan Parties) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates; provided, however, that nothing in this Section 7.07 shall restrict any sale or transfer of accounts receivable or Related Rights and Property in connection with any Permitted Receivables Facility.

7.08 Unconditional Purchase Obligations. Not, and not permit any other Loan Party to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services; provided, however, that this Section shall not prohibit the Borrowers from entering into forward commitments for fuel purchases in the ordinary course of business.

7.09 Inconsistent Agreements. Not, and not permit any other Loan Party to, enter into any agreement containing any provision which would (a) be violated or breached by any Borrowing by any Borrower hereunder or by the performance by any Loan Party of any of its Obligations hereunder or under any other Loan Document, (b) prohibit any Loan Party from granting to the Administrative Agent and the Lenders, a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to any Borrower or any other Subsidiary, or pay any Debt owed to any Borrower or any other Subsidiary, (ii) make loans or advances to any Loan Party or (iii) transfer any of its assets or properties to any Loan Party, other than (A) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder (B) restrictions or conditions imposed by any agreement relating to purchase money Debt, Capital Leases and other secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt; (C) customary provisions in leases and other contracts restricting the assignment thereof; and (D) restrictions on any Special Purpose Finance Subsidiary and assets of such Special Purpose Finance Subsidiary, which restrictions are contained in the applicable Permitted Receivables Facility for which such Special Purpose Finance Subsidiary was created.

7.10 Business Activities. Not, and not permit any other Loan Party to, engage in any line of business other than the businesses engaged in on the date hereof and businesses reasonably related thereto.

7.11 Investments. Not, and not permit any other Loan Party to, make or permit to exist any Investment in any other Person, except the following:

(a) contributions by any Borrower to the capital of (i) any Wholly-Owned Subsidiary that is a Qualifying Loan Party, or by any such Subsidiary to the capital of any of its Wholly-Owned Subsidiaries that are Qualifying Loan Parties, and (ii) any Wholly-Owned Subsidiary that is a Non-Qualifying Loan Party, or by any such Subsidiary to the capital of any of its Wholly-Owned Subsidiaries that are Non-Qualifying Loan Parties in an aggregate amount not to exceed $500,000 in any Fiscal Year;

(b) Investments constituting Debt permitted by Section 7.01;

(c) Contingent Liabilities not to exceed $1,000,000 in the aggregate at any one time outstanding (except as otherwise permitted hereunder);

(d) Cash Equivalent Investments;

(e) Investments consisting of Short Term Investments (as defined by GAAP) in an aggregate amount not to exceed $15,000,000;

(f) bank deposits in the ordinary course of business, provided that the aggregate amount of all such deposits which are maintained with banks other than a Lender shall not at any time exceed an average monthly balance of $30,000,000 and provided further that the amount of any such deposits which are maintained with any single bank other than a Lender shall not at any time exceed an average monthly balance of $20,000,000, it being understood that the Loan Parties shall have a period of three (3) months following an Acquisition to cause the bank deposits of the applicable acquired Persons to comply with this clause (e);

(g) Investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors;

(h) Investments listed on Schedule 7.11 as of the Closing Date;

(i) Investments to consummate Acquisitions permitted by Section 7.05;

(j) Investments by a Non-Qualifying Loan Party in another Non-Qualifying Loan Party; and

(k) Investments not otherwise permitted by the foregoing clauses of this Section 7.11 in an aggregate amount not to exceed $10,000,000.

provided that (x) any Investment which when made complies with the requirements of the definition of the term “Cash Equivalent Investment” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; (y) no Investment otherwise permitted by clause (b) or (c) shall be permitted to be made if, immediately before or after giving effect thereto, any Default or Event of Default exists.

7.12 Fiscal Year. Not change its Fiscal Year.

7.13 Financial Covenants. For the sake of clarity, all financial covenants shall be determined by reference to the consolidated financial statements of WFS.

(a) Consolidated Net Worth. Not permit Consolidated Net Worth at any time to be an amount less than (i) $360,000,000 plus (ii) 50% of Consolidated Net Income for each Fiscal Quarter ending after October 1, 2007 (with no deduction for a net loss in any such Fiscal Quarter), less (iii) 50% of dividends paid in each Fiscal Quarter ending after October 1, 2007.

(b) Consolidated Interest Coverage Ratio. Not permit the Consolidated Interest Coverage Ratio for any Computation Period to be less than 2.00 to 1.00 for such Computation Period.

(c) Consolidated Total Leverage Ratio. Not permit the ratio of Consolidated Total Leverage Ratio as of the last day of any Computation Period to exceed 4.25 to 1.00.

(d) Consolidated Senior Leverage Ratio. Not permit the ratio of Consolidated Senior Leverage Ratio as of the last day of any Computation Period to exceed 3.50 to 1.00.

(e) Consolidated Asset Coverage Ratio. Not permit the ratio of the Consolidated Asset Coverage Amount to the sum of (i) Consolidated Funded Debt of WFS (including the Outstanding Amount of all Loans) plus (ii) fifty percent (50%) of the accounts payable of WFS as of the last day of each calendar month to be less than 1.00 to 1.00.

7.14 Cancellation of Debt. Not, and not permit any other Loan Party to, cancel any claim or debt owing to it (other than Debt among Qualifying Loan Parties and Debt among Non-Qualifying Loan Parties), except for reasonable consideration or in the ordinary course of business, and except for the cancellation of debts or claims not to exceed $1,000,000 in any Fiscal Year.

7.15 Use of Proceeds. Not use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose.

7.16 Prepayment of Subordinated Debt. Not prepay, redeem, purchase, repurchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Subordinated Debt.

7.17 Fundamental Changes. Not and not permit any Loan Party to merge, dissolve, liquidate, consolidate with or into another Person, or Sell (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a) any Loan Party may merge with (i) a Borrower, provided that such Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that if a Guarantor is merging with another Subsidiary that is not a Guarantor, the Guarantor shall be the surviving Person;

(b) any Loan Party may Sell all or substantially all of its assets (upon voluntary liquidation or otherwise) to a Borrower or to another Loan Party.

7.18 Inactive Subsidiaries. Not permit IRC or Resource Recovery at any time to engage in any type of operations other than those conducted by such Subsidiary as of the Closing Date, other than Sales in connection with the winding up or liquidation of lines of business of such Subsidiary.

ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment of the Loans, etc. Default in the payment when due of the principal of any Loan or L/C – BA Obligations; or default, and continuance thereof for five days, in the payment when due of any interest, fee, reimbursement obligation with respect to any Letter of Credit or other amount payable by the Borrowers hereunder or under any other Loan Document; or

(b) Non-Payment of Other Debt. Any default shall occur under the terms applicable to any Debt of any Loan Party and such default shall (a) consist of the failure to pay such Debt when due, whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable (or require any Loan Party to purchase or redeem such Debt or post cash collateral in respect thereof) prior to its expressed maturity; provided, that, no Event of Default hereunder shall occur so long as such Debt in default does not exceed the Threshold Amount in the aggregate at any one time outstanding; or

(c) Other Material Obligations. Default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, any Loan Party with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, might reasonably be expected to have a Material Adverse Effect; or

(d) Bankruptcy, Insolvency, etc. Any Loan Party becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or any Loan Party applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Loan Party or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any Loan Party or for a substantial part of the property of any thereof and is not discharged within sixty (60) days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any Debtor Relief Law, or any dissolution or liquidation proceeding, is commenced in respect of any Loan Party, and if such case or proceeding is not commenced by such Loan Party, it is consented to or acquiesced in by such Loan Party, or remains for sixty (60) days undismissed; or any Loan Party takes any action to authorize, or in furtherance of, any of the foregoing; or

(e) Non-Compliance with Loan Documents. (a) Failure by any Loan Party to comply with or to perform any covenant set forth in Section 2.05(d), 6.01(e), 6.01(j), 6.03(b), or 6.05 or Article VII (other than Section 7.13(e)); or (b) failure by any Loan Party to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any other provision of this Section 8.01) and continuance of such failure described in this clause (b) for 30 days; or

(f) Representations; Warranties. Any representation or warranty made by any Loan Party herein or any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by any Loan Party to the Administrative Agent or any Lender in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified; or

(g) Pension Plans. (a) Any Person institutes steps to terminate a Pension Plan if as a result of such termination any Borrower or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $1,000,000; (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; (c) the Unfunded Liability exceeds twenty percent of the Total Plan Liability, or (d) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that any Borrower or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $1,000,000; or

(h) Judgments. Final judgments in an aggregate amount exceeding the Threshold Amount (to the extent not covered by insurance) shall be rendered against any Loan Party and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within thirty (30) days after entry or filing of such judgments; or

(i) Invalidity of Collateral Documents, etc. Any Collateral Document shall cease to be in full force and effect; or any Loan Party (or any Person by, through or on behalf of any Loan Party) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document; or

(j) Invalidity of Subordination Provisions, etc. Any subordination provision in any document or instrument governing Subordinated Debt, or any subordination provision in any guaranty by any Subsidiary of any Subordinated Debt, shall cease to be in full force and effect, or any Loan Party or any other Person (including the holder of any applicable Subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision; or

(k) Material Adverse Effect. The occurrence of any event having a Material Adverse Effect; or

(l) Change of Control. A Change of Control shall occur.

8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of each L/C Issuer to make L/C – BA Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c) require that the Borrowers Cash Collateralize the L/C – BA Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C – BA Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C – BA Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C – BA Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees and BA Fees and amounts payable in respect of Secured Hedging Agreements and Secured Bank Product Agreements) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the respective L/C Issuers (including fees and time charges for attorneys who may be employees of any Lender or any L/C Issuer) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and BA Fees and interest on the Loans, L/C – BA Borrowings and other Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C – BA Borrowings and amounts due under Secured Hedging Agreements and Secured Bank Product Agreements as to which Administrative Agent has received notice of the amounts owed thereunder from the applicable Hedge Bank or Bank Product Bank, ratably among the Lenders, the L/C Issuer, Hedge Bank and Bank Product Bank, as applicable in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the applicable L/C Issuer, to Cash Collateralize that portion of L/C – BA Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full (other than contingent indemnification obligations), to the Borrowers or as otherwise required by Law.

Subject to Section 2.03(d), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit or Bankers’ Acceptances pursuant to clause Fifth above shall be applied to satisfy drawings or payments under such Letters of Credit and Bankers’ Acceptances as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit or Bankers’ Acceptances have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Secured Bank Product Agreements and Secured Hedging Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Bank Product Bank or Hedge Bank, as the case may be. Each Bank Product Bank or Hedge Bank not a party to this Agreement who obtains the benefit of the waterfall above or any collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall be deemed to have acknowledged and accepted the appointment of Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party to this Agreement.

ARTICLE IX.

ADMINISTRATIVE AGENT

9.01 Appointment and Authority. Each of the Lenders and each L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and no Borrower shall have rights as a third party beneficiary of any of such provisions.

9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or

(ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default (other than a Default under Section 8.01(a)) unless and until notice describing such Default is given to the Administrative Agent by a Borrower, the Borrowing Agent, a Lender or an L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit or Bankers’ Acceptance, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit or Bankers’ Acceptance. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers, or any of them), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, unless an Event of Default has occurred and is continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Cash Collateral held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such Cash Collateral until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit and/or Bankers’ Acceptances, if any, issued by the resigning L/C Issuer and outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit and/or Bankers’ Acceptances.

9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers or Book Managers, the Syndication Agent or the Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.

9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C – BA Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C – BA Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(j) and (k), 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer in any such proceeding.

9.10 Collateral and Guaranty Matters. The Lenders and the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit and Bankers’ Acceptance, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

(b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.02(d)(i) or (d)(iii) (it being understood that the Administrative Agent may conclusively rely on a certificate from any Borrower in determining whether the Debt secured by any such Lien is permitted by Section 7.01(b)); and

(c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. Each Lender hereby authorizes the Administrative Agent to give blockage notices in connection with any Subordinated Debt at the direction of Required Lenders and agrees that it will not act unilaterally to deliver such notices.

9.11 Secured Bank Product Agreements and Secured Hedging Agreements. No Bank Product Bank or Hedge Bank who obtains the benefit of the provisions of Section 8.03, any Guaranty or any collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall only be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Bank Product Agreements and Secured Hedging Agreements to the extent the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Bank Product Bank or Hedge Bank, as the case may be.

ARTICLE X.

MISCELLANEOUS

10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C – BA Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees or BA Fees at the Default Rate;

(e) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

(g) release (i) all or substantially all of the Guarantors from the Guaranty unless in accordance with Section 9.10(c) or (ii) all or substantially all of the Pledged Interests or any other collateral securing the Obligations except with respect to Sales and releases of Pledged Interests permitted or required hereunder or as provided in the other Loan Documents (in which case such release may be made by the Administrative Agent acting alone in accordance with Section 9.10(a)(i) or 9.10(a)(ii)), in each case without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit or Bankers’ Acceptance issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

10.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrowers, the Administrative Agent, an L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or a Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrowers’ or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrowing Agent (on behalf of the Borrowers), the Administrative Agent, each L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrowing Agent, the Administrative Agent, the L/C Issuers and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or their respective securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Revolving Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrowers shall (subject to Section 2.14(b), jointly and severally) pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by an L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or an L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or any L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Notwithstanding the foregoing, WFS Europe and WFS Singapore shall have no obligation for any such amounts resulting from the extension of credit solely for the benefit of WFS (other than extensions of credit made to WFS Europe and/or WFS Singapore at the request of the Borrowing Agent).

(b) Indemnification by the Borrowers. The Borrowers (subject to Section 2.14(b), jointly and severally) shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan, Letter of Credit or Bankers’ Acceptance or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit or Bankers’ Acceptance if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit or Bankers’ Acceptance), (iii) any actual or alleged presence or Release of Hazardous Substances on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrowers or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the applicable L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or an L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the applicable L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, Letter of Credit or Bankers’

Acceptance or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from (x) the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction or (y) a breach in bad faith by an Indemnitee of its confidentiality obligations hereunder.

(e) Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, any L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05 Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C – BA Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowing Agent otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrowing Agent (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to be a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(C) the consent of the applicable L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment.

(iv) Assignment and Assumption. The assignor and assignee parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Borrowers. No such assignment shall be made to any Borrower or any of the Borrowers’ Affiliates or Subsidiaries.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrowers (at their expense) shall execute and deliver Notes to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

10.07 Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C – BA Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(a) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C – BA Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(b) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowing Agent’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) and (f) as though it were a Lender.

(c) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(d) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(e) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, (i) if at any time any L/C Issuer assigns all of its Commitment and Loans and its Applicable Percentage of L/C – BA Obligations pursuant to subsection (b) above, such L/C Issuer may, upon 30 days’ notice to the Borrowing Agent and the Lenders, resign as an L/C Issuer and/or (ii) if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon 30 days’ notice to the Borrowing Agent, resign as Swing Line Lender. In the event of any such resignation as an L/C Issuer or Swing Line Lender, the Borrowing Agent shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrowing Agent to appoint any such successor shall affect the resignation of any L/C Issuer or Bank of America as Swing Line Lender, as the case may be. If any L/C Issuer resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit and Bankers’ Acceptances outstanding as of the effective date of its resignation as an L/C Issuer and all L/C – BA Obligations with respect thereto (including the right to require the Lenders to make Base Rate Revolving Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(d)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Revolving Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit and/or Bankers’ Acceptances, if any, outstanding at the time of such successor or make other arrangements satisfactory to the resigning L/C Issuer to effectively assume the obligations of such resigning L/C Issuer with respect to such Letters of Credit and/or Bankers’ Acceptances.

10.08 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14(c) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (g) with the consent of the Borrowing Agent or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers.

For purposes of this Section, “Information” means all information received from any Borrower or any Subsidiary relating to any Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by any Borrower or any Subsidiary, provided that, in the case of information received from any Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning a Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.09 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Borrowers against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers may be contingent or unmatured or are owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowing Agent on behalf of all the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.11 Counterparts; Integration; Effectiveness. This Agreement and the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement and the other Loan Documents shall become effective when they shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement and any other Loan Document by telecopy or .PDF shall be effective as delivery of a manually executed counterpart of this Agreement and the other Loan Documents. Electronic records of executed Loan Documents maintained by the Lenders shall deemed to be originals.

10.12 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent, each L/C Issuer and each Lender, regardless of any investigation made by the Administrative Agent, any L/C Issuer or any Lender or on their behalf and notwithstanding that the Administrative Agent, any L/C Issuer or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.13 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All obligations of the Borrowers and rights of the Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

10.14 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, if any Lender is a Defaulting Lender or a Restricted Lender (as defined below) or if any other circumstance exists hereunder that gives the Borrowers the right to replace a Lender as a party hereto, then the Borrowers may, at their sole expense and effort, upon notice to such Lender, the Administrative Agent and each L/C Issuer, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C – BA Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) in the case of any such assignment by a Restricted Lender, the assignee must have approved in writing the substance of the amendment, waiver or consent which caused the assignor to be a Restricted Lender; and

(e) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. For the purposes of this Section 10.14, a “Restricted Lender” means a Lender that fails to approve an amendment, waiver or consent requested by the Loan Parties pursuant to Section 10.01 that has received the written approval of not less than the Required Lenders but also requires the approval of such Lender.

10.15 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK COUNTY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWERS OR ANY OF THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.16 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY

OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.17 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm’s-length commercial transactions between each Borrower and its respective Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (B) each Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent and each Arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for each Borrower or any of its respective Affiliates or any other Person and (B) neither the Administrative Agent nor either Arranger has any obligation to each Borrower or any of its respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents and (iii) the Administrative Agent and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each Borrower and its respective Affiliates, and neither the Administrative Agent nor either Arranger has any obligation to disclose any of such interests to each Borrower or its respective Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against the Administrative Agent and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.18 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

WORLD FUEL SERVICES CORPORATION

By:	/s/ Ira Birns
Name:	Ira Birns
Title:	Executive Vice President and Chief Executive Officer

WORLD FUEL SERVICES EUROPE, LTD.

By:	/s/ Ira Birns
Name:	Ira Birns
Title:	Vice President

WORLD FUEL SERVICES (SINGAPORE) PTE. LTD.

By:	/s/ Francis Lee
Name:	Francis Lee
Title:	Managing Director

World Fuel Services Corporation

Second Amended and Restated Credit Agreement

Signature Page

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Anne M. Zeschke
Name:	Anne M. Zeschke
Title:	Assistant Vice President

World Fuel Services Corporation

Second Amended and Restated Credit Agreement

Signature Page

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Jamie Freeman
Name:	Jamie Freeman
Title:	Senior Vice President

World Fuel Services Corporation

Second Amended and Restated Credit Agreement

Signature Page

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Jose V. Mazariegos
Name:	Jose V. Mazariegos
Title:	Senior Vice President

World Fuel Services Corporation

Second Amended and Restated Credit Agreement

Signature Page

REGIONS BANK

By:	/s/ Stephen Hanas
Name:	Stephen Hanas
Title:	Senior Vice President

World Fuel Services Corporation

Second Amended and Restated Credit Agreement

Signature Page

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ John Costa
Name:	John Costa
Title:	Senior Vice President

World Fuel Services Corporation

Second Amended and Restated Credit Agreement

Signature Page

COMMERCE BANK, N.A.

By:	/s/ Peter L. Davis
Name:	Peter L. Davis
Title:	Senior Vice President

World Fuel Services Corporation

Second Amended and Restated Credit Agreement

Signature Page

RAYMOND JAMES BANK, FSB

By:	/s/ Garret McKinnon
Name:	Garret McKinnon
Title:	Vice President

World Fuel Services Corporation

Second Amended and Restated Credit Agreement

Signature Page

CAROLINA FIRST BANK

By:	/s/ Christian B. Colson
Name:	Christian B. Colson
Title:	Senior Vice President

World Fuel Services Corporation

Second Amended and Restated Credit Agreement

Signature Page

THE PRIVATE BANK

By:	/s/ Joseph Dolan, Jr.
Name:	Joseph Dolan, Jr.
Title:	Managing Director

World Fuel Services Corporation

Second Amended and Restated Credit Agreement

Signature Page

COMERICA BANK

By:	/s/ Gerald R. Finney, Jr.
Name:	Gerald R. Finney, Jr.
Title:	Vice President

World Fuel Services Corporation

Second Amended and Restated Credit Agreement

Signature Page

CITY NATIONAL BANK OF FLORIDA

By:	/s/ Carol F. Fine
Name:	Carol F. Fine
Title:	Senior Vice President

World Fuel Services Corporation

Second Amended and Restated Credit Agreement

Signature Page

ISRAEL DISCOUNT BANK OF NEW YORK

By:	/s/ Dilian G. Schulz
Name:	Dilian G. Schulz
Title:	Senior Vice President

By:	/s/ Adam Sheehan
Name:	Adam Sheehan
Title:	Vice President

World Fuel Services Corporation

Second Amended and Restated Credit Agreement

Signature Page

MERCANTIL COMMERCEBANK NA

By:	/s/ Alan L. Hills
Name:	Alan L. Hills
Title:	Vice President

World Fuel Services Corporation

Second Amended and Restated Credit Agreement

Signature Page